                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 13a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                          ENCORE MEDICAL CORPORATION
               (Name of Registrant as Specified In Its Charter)

   ________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [ENCORE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 2001



TO OUR STOCKHOLDERS:

     The 2001 annual meeting of stockholders of Encore Medical Corporation (the "Company") will be held at the offices of the Company, 9800 Metric Blvd., Austin, Texas 78758, on Tuesday, May 29, 2001, beginning at 2:00 p.m. local time. At the meeting, stockholders will act on the following matters:

     (1)  Election of two directors, each for a term of three years;

     (2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2001;

     (3) To approve the sale by the Company of 92,933 shares of its Series A Preferred Stock, which is initially convertible into 9,293,300 shares of common stock, to certain investors, including Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (which will collectively purchase approximately 85% of the Series A Preferred Stock), pursuant to a Series A Preferred Stock Purchase Agreement dated as of April 20, 2001; and

     (4)  Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on April 30, 2001 are entitled to vote at the meeting or any postponement or adjournment.

                              By order of the Board of Directors,

                              /s/  HARRY L. ZIMMERMAN

                              Harry L. Zimmerman
                              Corporate Secretary

May __, 2001
Austin, Texas

                               TABLE OF CONTENTS



ABOUT THE MEETING..........................................................    1

     What is the purpose of the annual meeting?............................    1
     Who is entitled to vote?..............................................    1
     Who can attend the meeting?...........................................    1
     What constitutes a quorum?............................................    2
     How do I vote?........................................................    2
     Can I vote by telephone or electronically?............................    2
     Can I change my vote after I return my proxy card?....................    2
     How do I vote my 401(k) shares?.......................................    2
     What are the Board's recommendations?.................................    2
     What vote is required to approve each item?...........................    3
     What are the terms of the Transaction?................................    3

STOCK OWNERSHIP............................................................    4

     Who are the largest owners of the Company's stock?....................    4
     How much stock do the Company's directors and officers own?...........    5

ITEM 1 - ELECTION OF DIRECTORS.............................................    6

     Directors Standing for Election.......................................    6
     Directors Continuing in Office........................................    7
     Executive Officers....................................................   11
     Executive Compensation................................................   13
          Report of the Compensation Committee on Executive Compensation...   14
          Compensation Committee Interlocks and Insider Participation......   15
          Executive Compensation Summary Table.............................   17
          Option Grants during 2000........................................   18
          Option Exercises and Values for 2000.............................   18
     Comparison of Cumulative Total Return.................................   19
     Report of the Audit Committee.........................................   20

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS............   21

ITEM 3 - APPROVAL OF SALE OF SERIES A PREFERRED STOCK......................   21

OTHER MATTERS..............................................................   27

                                 [ENCORE LOGO]

                               9800 Metric Blvd.
                              AUSTIN, TEXAS 78758
                              ___________________

                                PROXY STATEMENT
                              ___________________


     This proxy statement contains information related to the annual meeting of stockholders of Encore Medical Corporation (the "Company") to be held on Tuesday, May 29, 2001, beginning at 2:00 p.m., at the Company's offices, 9800 Metric Boulevard, Austin, Texas 78758, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, ratification of the Company's independent auditors, and approval of the sale of Series A Preferred Stock, par value $0.001 per share (the "Series A Stock"), which is initially convertible into 9,293,300 shares of common stock, to certain investors, including Galen Partners III, L.P. ("GPLP"), Galen Partners International III, L.P. ("GPILP") and Galen Employee Fund III, L.P. ("GEFLP" and, together with GPLP and GPILP, "Galen"), pursuant to a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of April 19, 2001 (the "Transaction"). Galen will purchase approximately 85% of the shares of Series A Stock. In addition, the Company's management will report on the performance of the Company during 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 30, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,854,965 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     No.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) SHARES?

     If you participate in the Encore Medical Corporation 401(k) Plan, you may vote shares of common stock of the Company equivalent to the value of the interest credited to your account by instructing Wells Fargo Bank, N.A., the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by May ___, 2001. If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by May ___, 2001 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the "Board"). The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  .  For election of the nominated slate of directors (see pages 6-7);
  . For ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors (see page 20); and
  .  For the approval of the Transaction (see pages 18-26).

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

  . Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  . Approval of the Transaction. To approve the Transaction, it is necessary to obtain the affirmative vote of a majority of the shares entitled to vote in person or by proxy that vote on this proposal. A properly executed proxy marked "ABSTAIN" with respect to the approval of the transaction will have the effect of a negative vote, although it will be counted for purposes of determining whether there is a quorum.

  . Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE TERMS OF THE TRANSACTION?

     The Company sold to Galen and other investors on May __, 2001, 31,809 shares of Series A Stock at a purchase price of $200.00 per share (the "First Tranche"). The Purchase Agreement provides for the sale of an additional 92,933 shares of Series A Stock at a purchase price of $68.00 per share after approval of the Transaction by the stockholders at the meeting (the "Second Tranche"). The weighted average of the two prices is $102 per share of Series A Stock.

     The Company currently intends to use the net proceeds of the Transaction to fund future acquisitions by the Company, as more fully described in "Item 3 - Approval of Sale of Preferred Stock - Use of Proceeds." The Transaction requires stockholder approval under the Marketplace Rules (the "Marketplace Rules") of The Nasdaq Stock Market ("Nasdaq"), on which the common stock is quoted, because (i) the purchase price per share of $68.00 for the Series A Stock in the Second Tranche represents a $0.68 per share of common stock purchase price on an as converted basis, which is less than the closing price per share on April 19, 2001 of $1.12, and (ii) the number of shares of common stock issuable upon conversion after completion of the Second Tranche is 9,293,300 shares of common stock, which is in excess of 20% of the outstanding shares of common stock.

     The Transaction will cause substantial dilution of the voting power of the current stockholders of the Company, since, following the Transaction, the holders of the Series A Stock will beneficially own approximately 58.5% of the common stock. See " Item 3 - Approval of Sale of Preferred Stock --Effects of the Transaction on Stockholders." In addition, Galen, in connection with the approval of the Transaction, has entered into voting agreements with certain stockholders, including Nick Cindrich, CF Holdings, Ltd., Jay Haft, Northlea Partners, Ltd., Windy City, Inc., Kanter Family Foundation and Richard Martin, who beneficially own, in the aggregate, approximately 21.2% of the Company's common stock.

     The holders of Series A Stock have elected two members of the Board of Directors of the Company, Bruce F. Wesson and Zubeen Shroff, who became members of the Board of Directors on May ___, 2001 (the date of the closing of the First Tranche). In order to accommodate the right of the holders of Series A Stock to name two directors, the Board of Directors increased the size of the Board of Directors by two members to ten members in May 2001.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The Company knows of only five persons (or entities) that are, as of March 31, 2001, the beneficial owners of more than five percent of the Company's common stock, par value $0.001 per share (the "Common Stock"). They are:

            NAME AND ADDRESS                 NUMBER OF        PERCENT OF
          OF BENEFICIAL OWNER                 SHARES            CLASS

Galen Partners III, L.P.(1)                    9,852,200          52.7%
   160 Fifth Avenue
   New York, New York 10020
Galen Partners International III, L.P.(2)        891,800           9.1%
   160 Fifth Avenue
   New York, New York 10020
Nick Cindrich(3)                               1,238,885         13.99%
   9800 Metric Blvd.
   Austin, TX 78758
CF Holdings, Ltd.(4)                           1,191,177         13.45%
   2628 Barton Hills Drive
   Austin, TX 78704
Sandor Turanyi                                   693,395          7.83%
   3323 McCue Road, #1012
   Houston, TX 77056
Lois Turanyi                                     570,895          6.45%
   7733 Louis Pasteur Dr., #306
   San Antonio, TX 78229
Medica Holding AG                                780,362          8.81%
   Erlenstrasse 4b
   Rotkreuz 6343
   Switzerland

(1) Represents shares of Common Stock issuable upon the conversion of the 98,522 shares of Series A Stock it has the right to acquire within 60 days of March 31, 2001 pursuant to the Purchase Agreement.
(2) Represents shares of Common Stock issuable upon the conversion of the 8,918 shares of Series A Stock it has the right to acquire within 60 days of March 31, 2001 pursuant to the Purchase Agreement.
(3) Includes Common Stock owned by CF Holdings, Ltd., of which Mr. Cindrich is a significant shareholder of the corporate general partner and a limited partner. Mr. Cindrich disclaims beneficial ownership of Common Stock held by CF Holdings, Ltd., except to the extent of his pecuniary interest therein.
(4)  Includes Common Stock owned beneficially by Mr. Nick Cindrich.


HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND OFFICERS OWN?

   The following table shows the Common Stock ownership of (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table below, and (iii) the directors and executive officers of the Company as a group, in each case as of March 15, 2001.


                            Aggregate Number of
                            Shares Beneficially       Acquirable within   Percent of Shares
           Name                   Owned(1)               60 days(2)          Outstanding
          -------           --------------------      -----------------   -----------------
Nick Cindrich                      1,238,885              214,152               16.02%
Craig L. Smith                        36,282              399,389                4.71%
Harry L. Zimmerman                         0              305,025                3.33%
August Faske                           6,992              326,905                3.64%
Kenneth W. Davidson                        0              185,108                2.05%
Kenneth Ludwig                        11,307              298,090                3.38%
Dennis Enright                        30,941               43,324                  *
John Abeles                          296,931              194,500                5.43%
Jay Haft                             141,250              235,000                4.14%
Joel Kanter                           82,500               30,000                1.27%
Bruce F. Wesson                          -0-                  -0-                  *
Zubeen Shroff                            -0-                  -0-                  *
Richard Martin                         8,880               31,333                  *
All Directors and
 executive officers as a           1,876,357            2,714,885               39.68%
 group (18 persons)


* Represents less than 1% of the Company's outstanding Common Stock.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

     A. Mr. Cindrich is a significant owner of the corporate general partner and is a limited partner of CF Holdings, Ltd. and disclaims beneficial ownership of Common Stock held by CF Holdings, Ltd. except to the extent of his pecuniary interest therein.

     B. Dr. Abeles' stock is held by Northlea Partners, Ltd., a limited partnership of which Dr. Abeles is the general partner and the Abeles Family Trust is the sole limited partner. Dr. Abeles has sole voting and investment power with respect to such shares.

     C. Mr. Kanter's shares include 32,500 shares owned by Windy City, Inc. and 50,000 shares owned by the Kanter Family Foundation, a charitable not-for-profit corporation. Mr. Kanter is the President and a member of the Board of Directors for both Windy City, Inc. and the Kanter Family Foundation and has sole voting and investment control over said securities. Mr. Kanter disclaims any and all beneficial ownership of securities owned by either corporation.

(2) Reflects the number of shares that could be purchased by exercise of options or warrants available at March 15, 2001 or within 60 days thereafter under the Company's stock option plans or warrants granted.


     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except (i) a Form 4 filed by Mr. Cindrich which was delinquent due to an administrative oversight.

                         ITEM 1 - ELECTION OF DIRECTORS

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class I expires at the 2001 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be re-elected to Class I for a new term of three years and until their successors are duly elected and qualified.

     Each of the Class I nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

CLASS I DIRECTORS.  The directors standing for election are:

CRAIG L. SMITH, PH.D.

     Dr. Smith was a director of Encore Orthopedics, Inc. ("Encore") from July 1992 until March 1997 and has been President since August 1992. He has served in these positions for the Company since March 1997. Dr. Smith become an Executive Vice President of the Company in October 2000. Dr. Smith first joined Encore as its Vice President of Research and Development in April 1992, with 10 years of experience in the medical device industry. From 1985 to April 1992, he served as Vice President - Research and Development for Intermedics Orthopedics, Inc. ("Intermedics"). During this period, his responsibilities included product design, materials development and qualification, quality assurance, clinical studies and FDA product approval submissions. Dr. Smith also oversaw major research programs pertaining to the characterization of hydroxyl-apatite-coated implants and the characterization of bone growth factors derived from bovine sources. Dr. Smith serves on the Board of Spinal Dynamics, Inc., a private company. Prior to his experience with Intermedics, Dr. Smith served from 1982 to 1984 as Vice President-Engineering for Carbomedics, Inc., a manufacturer of pyrolytic carbon coated heart valve components, and from 1972 to 1982 at General Atomic Co., where he did work producing and characterizing carbon coatings. Dr. Smith has a B.S. in Metallurgical Engineering from the University of Washington
     (1966) and a Ph.D. in Materials Science from Carnegie Mellon University
     (1971). Dr. Smith is 57 years old.

JOHN H. ABELES, M.D.

     Dr. Abeles was President, Treasurer and a director of Healthcare Acquisition Corporation ("HCAC") prior to the merger between Healthcare Acquisition Inc, a wholly owned subsidiary of HCAC and Encore (the "Merger") and has served as a Director of the Company since the Merger. From 1971 to 1975, Dr. Abeles was an executive with several major pharmaceutical companies in the United Kingdom and the United States, including Sterling Drugs (UK), Pfizer Labs and USV Pharmaceuticals (a division of Revlon Healthcare). From 1975 to 1980, he was an analyst in Kidder Peabody's healthcare research department. Since 1980, Dr. Abeles has been President of MedVest Inc., which has provided consulting services to, and has been active in the founding and financing of, emerging companies, principally in the healthcare industry. Dr. Abeles is currently a member of the Board of Directors of Oryx Technology Corporation, DUSA Pharmaceuticals, Inc., PharmaPrint Corporation and I-Flow Corporation. Dr. Abeles earned a M.B., Ch.B. from the University of Birmingham (England). Dr. Abeles is 56 years old.

                         DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS. The term of office for the following Class II directors will end at the 2002 annual meeting:

JAY M. HAFT

     Mr. Haft was Chairman of the Board and Secretary of HCAC prior to the Merger and has served as a Director of the Company since the Merger. Mr. Haft is a director of numerous public and private corporations, including Robotic Vision Systems, Inc. (OTC), NCT Group, Inc. (OTC), DUSA Pharmaceuticals, Inc. (OTC), Oryx Technology Corp. (OTC) and Thrift Management, Inc. (OTC). He is currently of counsel to Parker Duryee Rosoff & Haft, in New York, New York. He was previously a senior corporate partner of such firm (1989-1994), and prior to that a founding partner of Wofsey, Certilman, Haft et al. (1966-1988). He has served as a member of the Florida Commission for Government Accountability to the People and is a trustee of Florida International University as well as of the Wolfsonion Museum. Mr. Haft earned both his B.A. and J.D. degrees from Yale University. Mr. Haft is 65 years old.

DENNIS J. ENRIGHT

     Mr. Enright was a director of Encore from August 1994 until March 1997 and became a director of the Company in March 1997. Mr. Enright was employed by 3M as Staff Vice President-Technology Development and had been with 3M from 1965 until he retired in 1995. Mr. Enright began his career as a product development engineer in the telecommunications area and then progressed to Technical Director, General Manager and then Division Vice President, a position in which he served for 12 years. Mr. Enright was elected to the Carlton Society, an internal 3M recognition for technical personnel. Mr. Enright has a Bachelor of Mechanical Engineering from the University of Minnesota (1961) and a Masters of Business Administration from the University of Minnesota (1968). He has been a board member of Associated Electronics of Mentor, Ohio; Japan Interconnect Systems (a joint venture with Nippon Steel), Tokyo, Japan; Precision Interconnect of Portland, Oregon; and Raycom of Denver, Colorado. Mr. Enright is 61 years old.

KENNETH W. DAVIDSON

     Mr. Davidson became Chief Executive Officer and President of the Company in October 2000. He became Chairman of the Board of Directors on February 1, 2001. Mr. Davidson was a director of Encore from November 1996 until March 1997 and became a director of the Company in March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc. from November 1986 July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., Baxter Laboratories, and Merck & Co. Mr. Davidson presently serves on the Board of Directors and is the past President of Operation Rainbow, an international charity organization. Mr. Davidson also serves on the Board of Directors of Bovie Medical Corp., a public company involved in electrosurgery. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada. Mr. Davidson is 52 years old.

CLASS III DIRECTORS. The term of office for the following Class III directors will end at the 2003 annual meeting:

NICHOLAS CINDRICH

     Mr. Cindrich, who founded Encore in March 1992, served as its President from March 1992 until August 1992. From August 1992 through August 1994, Mr. Cindrich was self-employed as a business consultant. From August 1994 to October 2000, he served as the Chief Executive Officer of Encore and from August 1994 to February 2001 served as Chairman of the Board of Directors of Encore. From March 1997 to October 2000 he served as the Chief Executive Officer of the Company and from March 1997 to February 2001 served as Chairman of the Board of the Company. Mr. Cindrich is currently a consultant to the Company. Mr. Cindrich has over 25 years of experience in the medical device industry. He founded Encore after leaving Intermedics where he had served as

     President from 1984 to 1991. From 1980 to 1984, Mr. Cindrich was the Group Vice President-Operations for DePuy, Inc. In that position, he headed worldwide operations for one of the oldest full-line orthopedic companies. From 1969 to 1980, Mr. Cindrich held a series of positions at Zimmer, Inc., the last of which was Vice President of Manufacturing. Mr. Cindrich is 69 years old.

RICHARD O. MARTIN, PH.D.

     Dr. Martin was a director of Encore from February 1996 until March 1997 and became a director of the Company in March 1997. Dr. Martin is currently President of Medtronic Physio-Control, a position he has held since the merger of Physio-Control and Medtronic in September 1998. Prior to the merger, Dr. Martin served as Chairman and Chief Executive Officer of Physio-Control International Corporation, positions that he held since 1991. Prior to joining Physio-Control, Dr. Martin held a variety of positions culminating as President and Chief Operating Officer of Intermedics, Inc. of Angelton, Texas. He has also served as President and Chief Operating Officer of Positron Corporation of Houston, Texas. Dr. Martin is currently National Chairman of the AeA, the nation's largest trade association representing the high-tech industry. He is also immediate past Chairman of the American Heart Association's Northwest Affiliate. He holds a B.S. in Electrical Engineering from Christian Brothers College (1962), a M.S. in Electrical Engineering from Notre Dame University (1964) and a Ph.D. in Electrical/Biomedical Engineering from Duke University (1970). Dr. Martin also serves on the Board of Directors of Scout Medical Technologies and Cardio Dynamics, Inc. Dr. Martin is 60 years old.

JOEL S. KANTER

     Mr. Kanter was a director of HCAC prior to the Merger, and has served as a Director of the Company since the Merger. Since June 1986, Mr. Kanter has served as President of Windy City, Inc., a publicly held investment company specializing in early stage venture capital. From 1991 through 1999, Mr. Kanter was also President and a Director of Walnut Financial Services, Inc., a venture capital and financial service firm listed on the Nasdaq National Market. Mr. Kanter currently serves as a director of several publicly traded companies including I-Flow Corporation, Magna-Labs, Inc., Mariner Post Acute Network, Inc., and THCG, Inc. Mr. Kanter earned a B.A.
     degree from Tulane University.   Mr. Kanter is 44 years old.

DIRECTORS ELECTED BY THE HOLDERS OF SERIES A STOCK. The term of office for the following directors will end at the 2002 annual meeting:

ZUBEEN SHROFF

     Mr. Zubeen has served as a director since May 2001 and serves as a member of the Compensation Committee of the Board of Directors. He is a director nominated by the holders of our Series A Stock pursuant to the terms of the investor rights agreement among us and certain of our stockholders. Mr. Shroff is a general partner of Galen Associates, a healthcare venture capital firm. Mr. Shroff joined Galen in January 1997 from The Wilkerson Group, a provider of management consulting services to the health care products and services industry, where he was a principal from 1995 to 1996. Mr. Shroff currently serves on the board of Halsey Drug Co., Inc. Mr. Shroff is 36 years old.

BRUCE F. WESSON

     Mr. Wesson has served as a director since May of 2001. He is a director nominated by the holders of our Series A Stock pursuant to the terms of the investor rights agreement among us and certain of our stockholders. Mr. Wesson is a General Partner of Galen Associates, a venture capital firm. Prior to his association with Galen, Mr. Wesson served as a Managing Director in the Corporate Finance Division of Smith Barney. He currently serves as a director for Crompton Corporation, Halsey Drug Co., Inc., and several privately held companies. Mr. Wesson is 58 years old.

HOW ARE DIRECTORS COMPENSATED?

     CASH COMPENSATION. Each Director is reimbursed his travel expenses for attending Board meetings. No other cash compensation is paid to the Directors.

     OPTIONS. Each nonemployee director receives, pursuant to the terms of the 2000 Non-Employee Director Stock Option Plan, a grant, on the date of the annual meeting for each year, of options to purchase 10,000 shares of Common Stock.
For 2000, Messrs. Davidson, Enright, Haft, and Kanter and Drs. Abeles and Martin received grants under this plan. Each option grant, vesting in one year and having a 5-year term, permits the holder to purchase shares at the fair market value on the date of grant, which was $2.50 in the case of nonemployee director options granted in 2000.

HOW OFTEN DID THE BOARD MEETING DURING 2000?

     The Board of Directors met five times during 2000. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Compensation, Audit and Nominating Committees.

                           BOARD COMMITTEE MEMBERSHIP

                               COMPENSATION               AUDIT                  NOMINATING
            NAME                 COMMITTEE              COMMITTEE                COMMITTEE
           ------              ------------            ----------               -----------
John H. Abeles, M.D.                                        *                        *
Kenneth W. Davidson                                                                  **
Dennis Enright                                              **                       *
Jay M. Haft                                                 *
Joel S. Kanter                       *
Richard Martin                      **
Zubeen Shroff                        *

*  Member
** Chairperson

   COMPENSATION COMMITTEE. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer; reviewing, approval, recommending and administering the Company's incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts. In 2000, the Compensation Committee met four times.

   AUDIT COMMITTEE. The Audit Committee met three times during 2000. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accounts; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters.

   NOMINATING COMMITTEE. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. The Nominating Committee met once during 2000.

                               EXECUTIVE OFFICERS

KENNETH W. DAVIDSON - CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Davidson become Chief Executive Officer and President of the Company on October 2, 2000. He was a director of Encore from November 1996 until March 1997 and became a director of the Company in March 1997. He became Chairman of the Board of the Company on February 1, 2001. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc. from November 1986 to July 2000. Previously, Mr. Davidson held various positions with

Intermedics, Inc., Baxter Laboratories, and Merck & Co. Mr. Davidson presently serves on the Board of Directors and is the past President of Operation Rainbow, an international charity organization. Mr. Davidson also serves on the Board of Directors of Bovie Medical Corp., a public company involved in electrosurgery. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada. Mr. Davidson is 52 years old.

CRAIG L. SMITH, PH.D., PRESIDENT OF ENCORE AND EXECUTIVE VICE PRESIDENT OF THE COMPANY

Dr. Smith was a director of Encore from July 1992 through March 1997 and has been President since August 1992. He has served in these positions for the Company since March 1997. Dr. Smith first joined Encore as its Vice President of Research and Development in April 1992, with 10 years of experience in the medical device industry. From 1985 to April 1992, he served as Vice President-Research and Development for Intermedics. During this period, his responsibilities included product design, materials development and qualification, quality assurance, clinical studies and FDA product approval submissions. Dr. Smith also oversaw major research programs pertaining to the characterization of hydroxyl-apatite coated implants and the characterization of bone growth factors derived from bovine sources. Prior to his experience with Intermedics, Dr. Smith served from 1982 to 1984 as Vice President-Engineering for Carbomedics, Inc., a manufacturer of pyrolytic carbon coated heart valve components, and from 1972 to 1982 at General Atomic Co., where he did work producing and characterizing carbon coatings. Dr. Smith serves on the Board of Spinal Dynamics, Inc., a private company. Dr. Smith has a B.S. in Metallurgical Engineering from the University of Washington (1966) and a Ph.D. in Materials Science from Carnegie Mellon University (1971). Dr. Smith is 57 years old.

JACK CAHILL, EXECUTIVE VICE PRESIDENT - SALES AND MARKETING

Mr. Cahill joined Encore in January 2001 with almost 20 years of prior experience with Johnson & Johnson in a variety of sales and marketing positions, including Director of Marketing for Johnson & Johnson Medical, Inc., Director of Sales for the Medical Specialties Division of Johnson & Johnson Medical, Inc., and Director of Sales and Marketing for the Sterile Design Division of Johnson &
Johnson Medical, Inc.   In addition, Mr. Cahill has over 7 years of experience
with Maxxim Medical, Inc. as its Executive Vice President of Sales and Marketing where he oversaw a sales and marketing effort that grew Maxxim from $200 million in annual sales to almost $700 million in annual sales. Mr. Cahill has a B.A. from Westminster College (1971). Mr. Cahill is 57 years old.

AUGUST FASKE, EXECUTIVE VICE PRESIDENT - CHIEF FINANCIAL OFFICER

Mr. Faske joined Encore in April 1992 with four years experience in the orthopedics industry and a total of 24 years experience in finance and accounting. Prior to joining Encore, he served from 1988 to April 1992 as Vice President-Finance and Controller for Intermedics. Prior to joining Intermedics, Mr. Faske was the Manager of Financial Accounting for Cooper Industries, Inc. and Internal Staff Auditor and Factory Accounting Manager for Hughes Tool Company. Mr. Faske has a B.B.A. in Accounting from Southwest Texas State University (1974). He is a Certified Public Accountant and is a member of the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Faske is 47 years old.

KATHY WIEDERKEHR, EXECUTIVE VICE PRESIDENT - HUMAN RESOURCES

Mrs. Wiederkehr joined Encore in 1995 as Director of Human Resources and was promoted to Vice President-Human Resources in December 1998. Mrs. Wiederkehr has over 19 years experience in human resources. Prior to Encore, she was Director, Human Resources, Code Alarm, Inc.-Tessco Division in Georgetown, Texas from September 1994 to December 1995 and Manager of Human Resources for Kewaunee Scientific from May 1991 to September 1994. She has also worked for Fortune 500 companies including Emerson Electric, Inc. and Cooper Industries, Inc. Mrs. Wiederkehr has a B.B.A. (with honors) in Marketing from the University of Texas at Austin (1976) and an M.B.A. (with honors) from the University of Texas at Austin (1990). Mrs. Wiederkehr is 45 years old.

HARRY L. ZIMMERMAN, EXECUTIVE VICE PRESIDENT - GENERAL COUNSEL

Mr. Zimmerman joined Encore in April 1994 with 12 years of experience in the private practice of corporate, real estate and tax law. From 1992 to April 1994, Mr. Zimmerman was associated with the law firm of Winstead Sechrest & Minick, P.C., a law firm based in Texas, where he was responsible for the corporate, tax and real estate practices. Mr. Zimmerman was a partner in the law firm of Bissex & Hedricks, P.C. from 1991 to 1992. He has a B.S. (with honors) in Economics from the Wharton School of the University of Pennsylvania
(1977) and a J.D. (with honors) from the University of Texas School of Law
(1982). He is also licensed as a Certified Public Accountant. Mr. Zimmerman is 45 years old.

GREGORY J. KASEESKA, CPIM, VICE PRESIDENT-OPERATIONS

Mr. Kaseeska joined Encore in March 1993 as Materials Manager, with responsibilities for inventory control and production control. He became Vice President-Operations in March 1998. Prior to arriving in Texas, Mr. Kaseeska was Materials Manager for Getner Communications Co., Inc. and HGM Medical Laser Co. both of Salt Lake City, Utah. He had previously served 23 years in the United States Air Force in the logistics field. He holds an M.S. in Management from Webster University (1986) and a B.S. in Business and Management from the University of Maryland (1982). He is also certified in Production and Inventory Management (CPIM) from the American Production and Inventory Control Society (APICS). Mr. Kaseeska is 53 years old.

JESS JACKSON, VICE PRESIDENT - SALES

Mr. Jackson joined Encore in July, 2000 with over 30 years of experience in the orthopedic device industry. He worked previously with Zimmer, Inc. for 27 years as a distributor in the Rocky Mountains area with offices in seven states.
Prior to coming to work with Encore, Mr. Jackson worked in sales management with ODC of Salt Lake City for two years. Mr. Jackson graduated from the University of Utah with a degree in Entomology in 1964. Mr. Jackson is 65 years old.

J.D. WEBB, JR., VICE PRESIDENT-RESEARCH AND DEVELOPMENT

Mr. Webb joined Encore in April 1992 with nine years orthopedic industry experience. From 1988 to April 1992, he served as Manager-Engineering, Director-Product Development and Director-Regulatory and Clinical Affairs at Intermedics. During that time, his responsibilities included product design and testing, quality assurance, clinical studies and FDA approval to market. Under his direction, Intermedics completed several development projects including the APRII and Collared Revision Hip Systems, the Unicondylar Natural Knee and the High Tibial Osteotomy System. From 1983 to 1988, Mr. Webb served as Development Engineer, Senior Development Engineer and Group Development Manager for Specialty Orthopedic Products at Zimmer, Inc. Mr. Webb holds a B.S. in Mechanical Engineering and a M.S. in Bioengineering from the University of Utah (1982 and 1983, respectively). Mr. Webb is 48 years old.

                             EXECUTIVE COMPENSATION

   The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2000.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

   The Company's compensation program for executives consists of three key elements:

   .  A base salary
   . A performance-based annual bonus, and . Periodic grants of stock options

The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

   BASE SALARY. Base salaries for the Company's executive officers, as well as changes in such salaries, are set by the Compensation Committee, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service. The Chief Executive Officer reviews any salary recommendations with the Compensation Committee. The base salary for the Chief Executive Officer is set by the Compensation Committee.

   ANNUAL BONUS. Annual bonuses for 2000 paid to executive officers of the Company were governed by the Company's Annual Bonus Performance Plan (the "Bonus Plan"). The Bonus Plan provides for performance-based bonuses for all employees of the Company who were with the Company for at least the last 3 months of 2000. There were no bonuses paid to the executive officers for the year 2000.

   Under the Bonus Plan, every employee is entitled to a bonus if certain preset income before taxes amounts are achieved. The base bonus is set as a percentage of an employee's salary and varies based on the employee's position in the Company. If the targeted earnings are exceeded, then the amount of the bonus is increased.

   STOCK OPTIONS. Stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability, in connection with the execution of a new employment agreement, and/or whenever the Compensation Committee or Board determines option grants are warranted. Using these guidelines, the Chief Executive Officer recommends the number of options to be granted, within a range associated with the individual's salary level, and presents this to the Compensation Committee for review and approval. The Chief Executive Officer may make recommendations that deviate from the guidelines where he deems it appropriate. While options typically vest over a four-year period, options granted to certain executive officers may have shorter vesting periods, or may vest immediately.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

   As Chief Executive Officer, Mr. Cindrich was compensated during 2000 pursuant to an employment agreement initially entered into in August 1994. The agreement, which was extended through December 2000, subject to earlier termination under certain circumstances, provided for an annual base salary of $224,000. Mr. Cindrich did not earn a bonus for 2000. Mr. Davidson was compensated during 2000 pursuant to an employment agreement entered into in October 2000. The agreement, which has a term until December 31, 2003, subject to earlier termination under certain circumstances, provides for an annual base salary of $200,000. Mr. Davidson did not earn a bonus for 2000.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. No executive of the Company receives compensation at a level that would invoke the provision of Section 162(m).

   The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

MEMBERS OF THE COMPENSATION COMMITTEE:

   Joel Kanter
   Richard O. Martin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company.

EXECUTIVE COMPENSATION SUMMARY TABLE

   The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2000 (the "named executive officers") for services rendered to the Company during each of the last three years.

                     EXECUTIVE COMPENSATION SUMMARY TABLE*


                                                                                         LONG TERM COMPENSATION
                                                     ANNUAL COMPENSATION                        AWARDS
                                                                        Other annual     Securities underlying
    Name and principal position        Year   Salary ($)   Bonus ($)    compensation            options
------------------------------------   ----  ----------   ---------     ------------    ----------------------
Nick Cindrich                          2000    $224,000     $     0           *                        0
 Chief Executive Officer (through      1999    $224,000     $     0           *                   75,500
 October 1, 2000)                      1998    $200,000     $50,000           *                   44,500

Kenneth W. Davidson                    2000    $ 50,000     $     0           *                  300,000
 Chief Executive Officer
 (beginning October 2, 2000)

Craig L. Smith                         2000    $173,600     $     0           *                        0
 President                             1999    $173,600     $     0           *                        0
                                       1998    $155,000     $31,000           *                   37,000

Kenneth Ludwig, Jr.                    2000    $135,000     $     0           *                        0
 Vice President - Sales &              1999    $135,000     $     0           *                        0
 Marketing/Spine                       1998    $125,000     $18,750           *                   30,000

Harry L. Zimmerman                     2000    $133,200     $     0           *                        0
 Executive Vice President -            1999    $133,200     $     0           *                        0
 General Counsel                       1998    $120,000     $18,000           *                   30,000

August Faske                           2000    $133,200     $     0           *                        0
 Executive Vice President  -           1999    $133,200     $     0           *                        0
 Chief Financial Officer               1998    $120,000     $18,000           *                   30,000

* Amounts totaling less than $50,000 have been omitted and there were no awards of restricted stock under long-term incentive plans made during the three-year period ending December 31, 2000.

OPTION GRANTS FOR FISCAL 2000

  The following table sets forth information with respect to option grants to the named executive officers during 2000 and the potential realizable value of such option grants:

  . The number of shares of Common Stock underlying options granted during the year;

  . The percentage that such options represent of all options granted to employees during the year;

  .  The exercise price;

  .  The expiration date; and

  . The hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

  The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by the rules of the Securities and Exchange Commission, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

                           OPTION GRANTS DURING 2000

                                                        % of Total
                                                          Options                                   Hypothetical
                                        Number of       Granted to        Exercise                    Value at
                                         Options       Employees in         Price     Expiration        Grant
                Name                     Granted        Fiscal Year       ($/Share)    Date (1)       Date (2)
-------------------------------------   ---------      ------------       ---------   -----------   -------------
Nick Cindrich                                   0              0%                -             -              -
Kenneth W. Davidson (3)                   300,000           77.1%            $1.75     9-30-2010       $312,750
Craig L. Smith                                  0              0%                -             -              -
Kenneth Ludwig, Jr.                             0              0%                -             -              -
Harry L. Zimmerman                              0              0%                -             -              -
August Faske                                    0              0%                -             -              -

(1) The Compensation Committee, which administers the Company's stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment. The Committee has no current intention to exercise that authority with respect to these options.

(2) The estimated present value at grant date of options granted during 2000 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 1 year; a risk-free interest rate of 6.09%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 79.0%; and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

(3) These do not include the 10,000 options awarded to Mr. Davidson in May 2000 for serving as a non-employee member of the Board of Directors.

OPTION EXERCISES AND VALUES FOR 2000

      The table below sets forth the following information with respect to option exercises during 2000 by each of the named executive officers and the status of their options at December 31, 2000:

      . The number of shares of Common Stock acquired upon exercise of options during 2000;

      .  The aggregate dollar value realized upon the exercise of such options;

      . The total number of exercisable and non-exercisable stock options held at December 31, 2000; and

      . The aggregate dollar value of in-the-money exercisable options at December 31, 2000.

                    AGGREGATED OPTION EXERCISES DURING 2000
                                      AND
                       OPTION VALUES ON DECEMBER 31, 2000

                                                                                                VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES UNDER-         ACQUIRED IN-THE-MONEY
                              SHARES           VALUE        LYING UNEXERCISED OPTIONS AT              OPTIONS
                            ACQUIRED ON       REALIZED            DECEMBER 31, 2000              DECEMBER 31, 2000(1)
                           EXERCISE OF          UPON      -----------------------------      -----------------------------
         NAME                  OPTION         EXERCISE    EXERCISABLE    UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
-----------------------  ---------------      --------    -----------------------------      -----------------------------
Nick Cindrich                   -0-             -0-         323,919             -0-             $    -0-         $-0-
Kenneth W. Davidson             -0-             -0-         110,108         235,000             $    -0-         $-0-
Craig L. Smith                  -0-             -0-         399,389             -0-             $198,200         $-0-
Kenneth Ludwig, Jr.             -0-             -0-         298,090             -0-             $166,675         $-0-
Harry L. Zimmerman              -0-             -0-         305,025             -0-             $    -0-         $-0-
August Faske                    -0-             -0-         326,905             -0-             $198,200         $-0-

(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $1.53, the closing Common Stock price reported on the Nasdaq National Market on December 29, 2000.

PERFORMANCE GRAPH

          The following chart shows a comparison of the cumulative total stockholder return among the Company, the NASDAQ CRSP Index and a peer group comprised of other small and micro-cap orthopedic companies (Arthrocare Corp., Biomet Inc., Bionx Implants, Inc., Exactech Inc., Interpore International, Inc., Orthologic Corp., Osteotech Inc., Stryker Corp., and Sulzer Medica):(1)

                                    [GRAPH]

                        3/96    12/96     12/97    12/98   12/99   12/2000
                        ----    -----     -----    -----   -----   -------
Encore Medical
  Corporation          100.00   113.89    87.49    62.49   50.69    34.02
NASDAQ US              100.00   117.94   144.45   203.71  378.56   227.77
Peer Group             100.00    92.10   114.34   151.48  168.76   236.48

     (1) The total return on investment (change in year end stock price plus reinvested dividends) assumes $100 invested on March 8, 1996 (the date of the IPO for the Company), in the Company, in the NASDAQ CRSP Index, and in each of the peer group companies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Company's Board of Directors has adopted a written charter for the Audit
     Committee, which is included as Annex A to this document.

   The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

3. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence.

4.   Based on the review and discussion referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Dennis Enright (chair)
Jay Haft
John Abeles

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Company has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in 2000 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and consultations on various tax and accounting matters.

   Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2001. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

   PricewaterhouseCoopers LLP, are the principal accountants of the Company. PricewaterhouseCoopers provides tax advice to the Company and its subsidiaries. The audit committee of the Company's Board of Directors has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

AUDIT FEES

   PricewaterhouseCoopers billed the Company and its subsidiaries approximately $88,000 for the following professional services: audit of the annual financial statements of the Company for the fiscal year ended December 31, 2000, and review of the interim financial statements included in quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2000.

ALL OTHER FEES

   PricewaterhouseCoopers billed the Company and its subsidiaries approximately $61,000 million for other services for the fiscal year ended December 31, 2000.

ITEM 3 - APPROVAL OF SALE OF SERIES A PREFERRED STOCK

THE PRINCIPAL TERMS OF THE TRANSACTION ARE SET FORTH IN THE PURCHASE AGREEMENT, A COPY OF WHICH IS SET FORTH AS ANNEX B HERETO AND IS MADE A PART OF THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION SETS FORTH A DESCRIPTION OF CERTAIN MATERIAL TERMS OF THE PURCHASE AGREEMENT AND IS QUALIFIED BY THE MORE COMPLETE INFORMATION SET FORTH IN THE PURCHASE AGREEMENT.

PURPOSE AND BACKGROUND OF THE TRANSACTION

   A combination of factors occurring over the course of the last year has caused management of the Company to explore ways of raising additional capital to fund acquisitions and for working capital needs. For the Company to experience growth and create increasing value, management has determined that it must identify and acquire significant complementary businesses to its existing orthopedics implant business that can allow it to build several platforms in the medical products industry. This strategy is expected to begin implementation during the first half of 2001. Therefore, the Company must raise additional capital to fund these acquisitions.

   The Company's allowable uses under its bank revolving credit facility is currently restricted to funding current operations and is not available for use in acquisition financings. The Company could face additional limitations on its ability to provide debt financings adequate to fund future acquisitions. In fact, the Company's bank revolving credit facility is set to reduce over the course of 2001.

   Management and the Board of Directors of the Company pursued financing alternatives to fund the acquisition efforts. Due to both the state of the credit market and the current leverage of the Company, acceptably priced debt financing was not found to be available. Any form of equity which would require a dividend, which the Series A Stock does not, was eliminated from review. A public offering of Common Stock was not practical due to the Company's declining stock price and the general state of the United States financial markets. Several potential buyers of equity of the Company other than Galen were approached to discuss a private sale of shares, but preliminary discussions revealed that it was likely that any such transaction would be at a significant discount to the market price of the Common Stock. In addition, the amount of time it would take to consummate any of these transactions was taken into account.

   Management of the Company recognized that additional capital would be required for the Company to take advantage of acquisition opportunities that might become available in the medical products industry. Management of the Company acknowledged the experience and substantial financial resources of Galen and discussed with Galen a proposed transaction whereby Galen would make a large capital investment in the Company in exchange for some type of equity security of the Company. Based on its prior research into the Company and the medical products industry and Galen's confidence in the medical product industry's long-term prospects, Galen agreed to make an $11 million investment in the Company so long as it could obtain board of director representation at the Company. After several discussions, the Company and Galen agreed on the terms of the Transaction as set forth in the Purchase Agreement. The Agreement allows for up to $13.5 million of equity investment to be made, so additional accredited investors, including officers and directors of the Company, may invest up to $2.5 million on the same terms and conditions.

TERMS OF THE TRANSACTION

   Pursuant to the Agreement, the Company will issue 124,743 shares of Class A Stock to Galen and the other investors, representing beneficial ownership of approximately 58.5% of the Common Stock outstanding after completion of the Second Tranche purchase. The aggregate consideration to be paid to the Company by Galen and the other investors for the shares of Series A Stock is $12,723,750, or an average of $102.00 per share of Series A Stock.

   The Transaction requires stockholder approval under the Marketplace Rules, since (i) the purchase price per share of $68.00 for the Series A Stock in the Second Tranche represents a $0.68 per share of Common Stock purchase price on an as converted basis, which is less than the closing price per share on April 19, 2001 of $1.12, and (ii) the number of shares of Common Stock issuable upon conversion after completion of the Second Tranche is initially 9,293,300 shares of Common Stock, which is in excess of 20% of the outstanding shares of Common Stock. In addition, the obligations of the parties to effect the completion of the Second Tranche are also subject to other conditions, including, among other things, the obtaining of all necessary consents and the listing of the shares to be issued having been approved by Nasdaq. The Company is aware of no other material governmental or regulatory approvals required for the consummation of the Second Tranche, other than compliance with applicable securities laws.

USE OF PROCEEDS

   The Company currently intends to use the net proceeds from the Transaction initially to fund (i) acquisitions of medical products businesses in related or contiguous business segments to the Company's existing operations, (ii) working capital and general corporate expenditures related to those acquisitions, and
(iii) the payment of all reasonable fees and expenses incurred by it, Galen and the other investors in connection with the Transaction. No assurance can be made, however, that the Company will be successful in finding or completing any such acquisition opportunities.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE TRANSACTION AND THE PURCHASE AGREEMENT, HAS DETERMINED THAT THE TRANSACTION AND THE PURCHASE AGREEMENT ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE TRANSACTION AND THE PURCHASE AGREEMENT.

   Prior to approving the Transaction, the Board of Directors of the Company considered various alternatives to the Transaction, including public equity offerings, high yield debt issuances and other private placements of equity securities. In approving the Transaction, the Board concluded that the sale of Series A Stock to Galen and the other investors presented the best course of action for the Company at this time. The Board did not pursue the other alternatives considered in that such alternatives would likely have been to the exclusion of the Galen offer without any assurance that a better offer or transaction could be realized.

   The material factors considered by the Board in making such recommendation include the following:

   The proposed average purchase price of $102.00 per share for the shares of Series A Stock and the conversion price of $1.02 per share was approximately equal to the closing market price of $1.05 for the Common Stock on Nasdaq on April 12, 2001, the date immediately prior to the date the Board approved the Transaction. On April 19, 2001, the closing price of the Common Stock on Nasdaq was $1.12.

   The Transaction will provide the Company with substantial cash and provide it with greater financial flexibility to take advantage of the consolidation of medical products businesses that is expected to occur in the future.

   The Transaction provides the Company with a strong equity partner. Galen is a New York City-based private investment firm specializing in strategic investments.

EFFECTS OF THE TRANSACTION ON STOCKHOLDERS

   Pursuant to the Agreement, an aggregate of 124,743 shares of Series A Stock, which is initially convertible into 12,474,300 shares of Common Stock, will be issued to Galen and the other investors in the Transaction. Upon consummation of the Second Tranche, Galen and the other investors will beneficially own 12,474,200 shares of Common Stock, or 58.5% of the Common Stock after consummation of the Second Tranche. Pursuant to the Purchase Agreement, the holders of the Series A Stock will have the right to designate up to two individuals to serve on the Company's Board of Directors, as permitted by Delaware law.

   The following table illustrates the pro forma effect of the issuance of the shares of Series A Stock on the financial position and results of operations of the Company for the year ended December 31, 2000, as if the shares were issued and outstanding at January 1, 2000, as compared to actual results for the same period.

                                    Actual Results             Pro Forma
                                    --------------             ---------
Net Earnings (Loss) (in                (32.63)                  (2,728)
Thousands)
Basic Earnings (Loss) Per                (.36)                    (.12)
Common Share
Basic Weighted Average                  8,990                   22,225
Shares Outstanding (in
Thousands)
Stockholders' Equity (in               17,820                   31,855
Thousands)

REASONS FOR SEEKING STOCKHOLDER APPROVAL

   Stockholder approval of the Transaction is being sought solely because of the requirements of the Marketplace Rules. If the stockholders do not approve the Transaction, the Company will need to find alternative sources of financing in order to allow it to fund future working capital needs and acquisitions. The Common Stock will continue to be listed on Nasdaq following the Transaction.
The Company is unable to predict the potential effects of the Transaction on stock appreciation, trading activity and the market price of the Common Stock.

DESCRIPTION OF PREFERRED STOCK

 PREFERRED STOCK

   Our Board of Directors is authorized, without action by the holders of our Common Stock, to provide for the issuance of our preferred stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of each series. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which will be superior to our Common Stock.

   Currently, our Board of Directors has authorized the issuance of one series of our preferred stock, the Series A Preferred Stock, which consists of 135,000 authorized shares. The relative rights and preferences of the Series A Preferred Stock are as follows:

   . Each share of the Series A Stock is entitled to one vote for each share of our Common Stock into which such share of the Series A Stock is then convertible. Except as provided by law or as described below, holders of the Series A Stock are not entitled to vote as a class on any matter.

   . As long as 25% of the authorized shares of the Series A Stock are outstanding, the holders of the Series A Stock are entitled to elect members of our Board of Directors. If our Board of Directors consists of 10 or fewer members, the holders of the Series A Stock are entitled to elect two members of the Board of Directors. If our Board of Directors consists of more than 10 members, the holders of the Series A Stock are entitled to elect 20% of the number of members of the Board of Directors. Any vacancy of a directorship elected by the holders of the Series A Stock will be filled by the majority vote of the remaining directors elected by the holders of the Series A Stock.

   . As long as 25% of the authorized shares of the Series A Stock are outstanding, we may not, without the approval of the holders of at least 51% of the then outstanding shares of the Series A Stock, take the following actions: cause any amendment of our Certificate or Incorporation or Bylaws if such amendment would alter the rights or privileges of the Series A Stock; increase the number of authorized shares of the Series A Stock; create any new class of its capital stock, or reclassify any class of its capital stock, having rights and privileges on a parity with, or more beneficial than, the Series A Stock; except in certain circumstances, effect any merger, consolidation or other business combination prior to the second anniversary of the date the Series A Stock was issued; unless the holders of the Series A Stock are to receive at least $306.00 per share as a result of such transaction, effect any sale or other conveyance of all or substantially all of our assets; or, except upon satisfaction of certain criteria, incur any indebtedness.

   . Shares of the Series A Stock bear non-cumulative dividends at a rate of 8% per annum, which shall be payable semi-annually, if declared by the Company.

   . We may not declare a dividend on our Common Stock unless a dividend is also concurrently declared and paid on the Series A Stock. No dividend paid on our Common Stock will exceed the dividend rate on the Series A Stock.

   . At the option of the holders thereof, shares of the Series A Stock may be converted into the number of shares of our Common Stock equal to the amount paid for that share divided by the Conversion Price.

   . After completion of the Transaction, the initial "Conversion Price" will equal to $1.02. In certain circumstances, the Conversion Rate is subject to downward adjustment if we issue additional shares of our Common Stock for an amount less than the then current Conversion Price. Additionally, the Conversion Price is subject to appropriate adjustment upon our approval of a stock dividend, combination or subdivision of our Common Stock, or the reclassification or reorganization of our Common Stock.

   . If at any time less than 25% of the authorized shares of the Series A Stock are outstanding, we have the right to convert all of the outstanding shares of the Series A Stock into shares of our Common Stock at the then current Conversion Price.

   .  If, after May    , 2002, our average closing price per share for our
      Common Stock, as reported by NASDAQ, exceeds three times the then current Conversion Price for at least 20 consecutive trading days, the Series A Stock will automatically convert into shares of our Common Stock at the then current Conversion Rate.

   . Upon our dissolution, liquidation or winding up, whether voluntary or involuntary, the holder of each outstanding share of the Series A Stock is entitled to receive, out of our assets, $102 plus an amount equal to an 8% annual compounded return on such amount from the date of the initial purchase less and dividends previously paid; provided, however, the holders are not be entitled to such amount if, in connection with such dissolution, liquidation or winding up, the holders receive at least $306 per outstanding share of the Series A Stock.

   . After the payment to the holders of shares of the Series A Stock of the full preferential amounts for those shares described in the prior paragraph, the holders thereof have the further right to share, ratably, in the distribution of our remaining assets based on the number of shares of our Common Stock which they have the right to acquire based on the then current Conversion Rate.

   . In the event our assets available for distribution to the holders of the Series A Stock upon our dissolution, liquidation or winding up are insufficient to fully pay all amounts to which the holders of the Series A Stock are entitled, no distribution may be made on account of any shares of a class or series of our capital stock ranking on a parity with the shares of the Series A Stock, if any, unless proportionate distributive amounts are paid on account of the shares of the Series A Stock, ratably, in proportion to the full distributive amounts for which holders of all parity shares are respectively entitled upon a dissolution, liquidation or winding up.

   . Our consolidation with, or merger into, another entity or the sale, transfer or other disposition of all or substantially all of our assets will be deemed a dissolution, liquidation or winding up; provided, however, if our stockholders prior to any such transaction own, after consummation of such transaction, more than 50% of the voting power of the surviving or purchasing entity, such transaction will not be deemed a dissolution, liquidation or winding up.

   . Any right or preference of the Series A Stock may be waived in writing by the holders of at least 51% of the outstanding shares of the Series A Stock.

                                 OTHER MATTERS

      As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

      PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

      PROPOSALS OF STOCKHOLDERS. If you wish to submit a proposal for possible inclusion in the Company's 2002 proxy material, the Company must receive your notice, in accordance with the rules of the Securities and Exchange Commission, on or before December __, 2001.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which has been filed with the Securities and Exchange Commission by the Company and is being delivered to stockholders together with this document, is incorporated herein by reference and made a part hereof.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

                              By order of the Board of Directors,

                              /s/ Harry L. Zimmerman

                              Harry L. Zimmerman
                              Corporate Secretary
May __, 2001

                                                                         ANNEX A

                          ENCORE MEDICAL CORPORATION
                            AUDIT COMMITTEE CHARTER


MISSION STATEMENT

The Encore Medical Corporation Audit Committee (the "Committee") will assist the board of directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the board of directors, management, and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the company's business, operations, and risks.

ORGANIZATION

 .  The Committee shall be composed of three members, all of whom shall be dependent (as defined by the SEC and NASDAQ).
 .  The Committee shall meet at least quarterly.
 . Members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.
 . One member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.
 .  The Board of Directors shall appoint the Chairperson of the Committee.

ROLES AND RESPONSIBILITIES

INTERNAL CONTROL
 . Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.
 . Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.
 .  Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.
 . Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING
General
 . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.
 . Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements
 . Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.
 .  Pay particular attention to complex and/or unusual transactions.
 . Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; product and environmental liability; litigation reserves; and other commitments and contingencies.
 .  Meet with management and the external auditors to review the financial statements and the results of the audit.
 . Ensure that the external auditors communicate certain required matters to the committee.

Interim Financial Statements
 . Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.
 . Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review.
 . To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:
     . Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;
     . Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;
     . Generally accepted accounting principles have been consistently applied; . There are any actual or proposed changes in accounting or financial reporting practices;
     .  There are any significant or unusual events or transactions;
     . The company's financial and operating controls are functioning effectively;
     . The company has complied with the terms of loan agreements or security indentures; and
     . The interim financial statements contain adequate and appropriate disclosures.
 . Ensure that the external auditors communicate certain required matters to the committee.

COMPLIANCE WITH LAWS AND REGULATIONS
 . Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.
 .  Periodically obtain updates from management, general counsel, and tax director regarding compliance.
 .  Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.
 . Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT
 .  Ensure that a code of conduct is formalized in writing and that all employees are aware of it.
 . Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices.
 .  Review the program for monitoring compliance with the code of conduct.
 . Periodically obtain updates from management and general counsel regarding compliance.

EXTERNAL AUDIT
 .  Review the external auditors' proposed audit scope and approach.
 .  Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors.
 . Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES
 . Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.
 .  Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.
 .  Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.
 .  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
 .  Perform other oversight functions as requested by the full board.
 . Review and update the Committee charter; receive approval of changes from the Board.

REPORTING RESPONSIBILITIES

 . Regularly update the Board of Directors about committee activities and make appropriate recommendations.

                                                                         ANNEX B


             _____________________________________________________




                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT



                                  By and Among
                           ENCORE MEDICAL CORPORATION
                                    AND THE
                       PURCHASERS NAMED ON ANNEX I HERETO

                              As of April 20, 2001


             _____________________________________________________

                         TABLE OF ANNEXES AND EXHIBITS

Annex

I  Investors, Series A Preferred Stock and Purchase Price

Exhibits

A  Certificate of Designation

B  Form of Investors' Rights Agreement

C  Form of Voting Agreement

D  Form of Lock-Up Agreement

E  Opinion of Counsel to the Company

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of April 20, 2001, is by and among Encore Medical Corporation, a Delaware corporation (the "Company"), and the purchasers named on Annex I hereto. The parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1 Definitions. Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided by GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this
Section 1.1 as follows:

          "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of the Company (or other specified Person), (b) any Person of which the Company (or other specified Person) or any officer or director of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that the Investors shall not be Affiliates of the Company for purposes of this Agreement.

          "Agreement" is defined in the Preamble.

          "Balance Sheet Date" is defined in Section 3.6.

          "By-laws" means all written rules, regulations, procedures and by-laws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

          "Certificate of Designation" is defined in Section 2.1.

          "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

          "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

          "Common Stock" means the common stock, $0.001 par value, of the Company.

          "Company" is defined in the Preamble.

          "Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

          "Employee Benefit Plan" means each and all "employee benefit plans" as defined in section 3(3) of ERISA, maintained or contributed to by the Company, any of its Affiliates or any of their respective predecessors, or in which the Company, any of its Affiliates or any of their respective predecessors participates or participated and which provides benefits to employees of the Company or their spouses or covered dependents or with respect to which the Company has or may have a material liability, including, (i) any such plans that are "employee welfare plans" as defined in section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in section 3(2) of ERISA.

          "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

          "ERISA Group", with respect to any entity, means any Person which is a member of the same "controlled group" or under "common control", within the meaning of section 414(b) or (c) of the Code or section 4001(b)(1) of ERISA, with such entity.

          "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

          "Financial Statements" is defined in Section 3.6.

          "First Closing" is defined in Section 2.3.

          "First Closing Date" is defined in Section 2.3.

          "First Closing Securities" is defined in Section 2.2.

          "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

          "Investor Securities" is defined in Section 2.1.

          "Investors" means the holders of Investor Securities immediately following the First Closing or the Second Closing, as the case may be, the original holders of which are listed on Annex I hereto.

          "Investors' Rights Agreement" is defined in Section 2.4(d)(i).

          "Legal Requirement" means any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

          "Lock-up Agreements" is defined in Section 2.4(d)(iii).

          "Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

          "Members of the Immediate Family," as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

          "Pension Plan" means each pension plan (as defined in section 3(2) of ERISA) established or maintained, or to which contributions are or were made by the Company or any of its Subsidiaries or former Subsidiaries, or any Person which is a member of the same ERISA Group with any of the foregoing.

          "Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

          "Proxy Statement" is defined in Section 5.1(b).

          "Related Agreements" means the Investors' Rights Agreement, the Voting Agreements and the Lock-up Agreements.

          "Second Closing" is defined in Section 2.3.

          "Second Closing Date" is defined in Section 2.3.

          "Second Closing Securities" is defined in Section 2.2.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

          "Series A Preferred Stock" means the Series A Preferred Stock, par value $0.001 per share, of the Company.

          "Subsidiary" means any Person of which the Company now or hereafter shall at the time (a) own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) constitute a general partner.

          "Voting Agreements" is defined in Section 2.4(d)(ii).

          "Welfare Plan" means each welfare plan (as defined in section 3(l) of ERISA) established or maintained, or to which any contributions are or were made, by the Company or any of its Subsidiaries or any Person which is a member of the same ERISA Group with any of the foregoing.

                                   ARTICLE II

                        SALE AND PURCHASE OF SECURITIES

          2.1 Investor Securities. The Series A Preferred Stock being purchased by the Investors hereunder, together with any securities issued with respect thereto, upon exercise, conversion or transfer thereof or in exchange therefor, including the Common Stock issuable upon conversion of the Series A Preferred Stock, are collectively referred to as "Investor Securities"; provided, however, that once any such securities have been sold in a public offering registered under the Securities Act or sold pursuant to Rule 144 under the Securities Act they shall cease to be Investor Securities for all purposes of this Agreement. The powers, preferences and rights of the Series A Preferred Stock are set forth in the Company's Certificate of Designation, Preferences and Limitations, attached hereto as Exhibit A (the "Certificate of Designation").

          2.2 Agreement to Sell and Purchase. Subject to the terms and conditions hereof and in reliance on the Investors' representations, warranties and agreements contained or referred to herein, the Company agrees to issue and sell to the Investors and, subject to the terms and conditions hereof and in reliance on the representations, warranties and agreements of the Company contained or referred to herein, the Investors severally agree to purchase (i) at the First Closing, the number of shares of Series A Preferred Stock specified in Annex I as "First Closing Securities" (the "First Closing Securities") for each Investor at the purchase price of $200.00 per share, payable by wire transfer or certified check, and (ii) at the Second Closing, the number of shares of Series A Preferred Stock specified in Annex I as "Second Closing Securities" (the "Second Closing Securities") for each Investor at the purchase price of $68.46 per share, payable by wire transfer or certified check.

          2.3 Closing. The closing of the purchase and sale of the First Closing Securities (the "First Closing") and the Second Closing Securities (the "Second Closing") shall take place in New York, New York at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, on (i) May 2, 2001 (the "First Closing Date"), and (ii) no later than one week after the Company's 2001 annual stockholders meeting (the "Second Closing Date") or at such other place and time as the Company and the Investors may otherwise agree. At each closing, the Company will deliver to the Investors certificates evidencing the number of shares of Series A Preferred Stock set forth on Annex I, to be purchased at such closing against payment of the purchase price as set forth on Annex I.

          2.4 Conditions to Closing for the Investors. The Investors' several obligations to purchase the First Closing Securities or the Second Closing Securities, as applicable, pursuant to this Agreement on the First Closing Date or the Second Closing Date, as applicable, are subject to the satisfaction, on or prior to such closing date, of the following conditions:

          (a) Representations and Warranties Correct. The representations and warranties made by the Company herein shall have been true and correct in all material respects when made and shall be true and correct on and as of such closing date with the same force and effect as though made on and as of such closing date, except for representations and warranties that are made as of a specific date which shall only be required to be true and correct as of such date.

          (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to such closing shall have been performed or complied with in all material respects and the Company shall not be in default in the performance of or compliance with any provisions of this Agreement.

          (c) Compliance Certificates. The Company shall have delivered to the Investors a certificate of the chief executive officer or chief financial officer of the Company, dated the date of such closing, certifying to the matters stated in Sections 2.4(a) and (b).

          (d) Related Agreements. The Company and the other parties thereto shall have duly authorized, executed and delivered to the Investors the following agreements:

                (i) Investors' Rights Agreement, in the form of Exhibit B, among the Company and the Investors (as from time to time in effect, the "Investors' Rights Agreement").

               (ii) The Voting Agreements, in the form of Exhibit C, among Galen Partners III, L.P. and certain other stockholders of the Company, which stockholders, as of the record date for the Company's 2001 Annual Meeting of stockholders ("Annual Meeting"), hold, in the aggregate, at least a majority of the outstanding voting power of the Company (as from time to time in effect, the "Voting Agreements").

              (iii) The Lock-up Agreements, in the form of Exhibit D, among the Company, the Investors and the directors and executive officers of the Company, in their individual capacity (as from time to time in effect, the "Lock-up Agreements").

          (e) Secretary's Certificate. The Company shall have delivered to the Investors copies of each of the following:

                (i) the Charter of the Company as of the Closing (which shall include the Certificate of Designation), certified by the

                     Secretary of State of Delaware as of a date not more than five (5) days prior to the Closing;

               (ii)  the By-laws of the Company; and

              (iii) resolutions of the Board of Directors of the Company, the form and substance of which are reasonably satisfactory to each of the Investors, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which the Company is a party, and the transactions contemplated hereby and thereby, including the terms and filing of the Certificate of Designation and the issuance and sale of the Series A Preferred Stock.

          (f) Legal Opinion. On the applicable closing date, the Investors shall have received from Jackson Walker L.L.P., counsel to the Company, their opinion substantially in the form of Exhibit E.

          (g) Key Executive Insurance. The Company will have in full force and effect as the owner thereof on such closing date key executive life insurance policies with a financially sound and reputable insurer in the amount of $3,000,000 covering the life of Kenneth W. Davidson, the proceeds of which shall be payable to the Company. Such policies shall not be cancelable without at least thirty (30) days' written notice from the insurer to the Investors.

          (h) Key Employment Agreements. The Company will have in full force and effect on such closing date amended and restated employment agreements with the following individuals Kenneth W. Davidson, Craig L. Smith, Jack Cahill, August Faske and Harry L. Zimmerman, each on terms and conditions reasonably acceptable to the Investors, and all preexisting employment agreements with such persons shall be of no further force and effect.

          (i) Severance Agreements. All severance agreements between the Company and its employees shall have been terminated, except for the agreement between the Company and Joyce Ludwig, which shall remain in effect.

          (j) Election of Directors. As of the First Closing, the Board of Directors of the Company shall consist of ten (10) directors, including two persons selected by the Investors (who shall initially be Bruce F. Wesson and Zubeen Shroff), and one of the persons selected by the Investors shall have been appointed to the Compensation Committee of the Board of Directors.

          (k) Nasdaq Listing. As of such closing, the shares of Common Stock into which the Series A Preferred Stock to be issued on such closing date are convertible shall have been listed on the Nasdaq National Market, subject only to official notice of issuance.

          (l) Stockholder Approval. As of the Second Closing, the stockholders of the Company shall have approved the issuance and sale of the Series A Preferred Stock pursuant to this Agreement at the Annual Meeting in accordance with the rules of the Nasdaq National Market.

          (m) Credit Agreement Amendment and Assurance. The Company's credit agreement with Wells Fargo Bank Texas, N.A. (the "Bank") shall have been amended in a manner satisfactory to Galen Partners III, L.P. relating to the Bank's acquisition approval rights and the Bank shall have provided written assurance to the Investors that the redemption rights contained in Section 6.3 will be allowed.

          (n) Consents. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by the Company from any third party shall have been obtained by the Company.

          (o) Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

          (p) General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received copies of all documents, including records of corporate proceedings and officers' certificates, which they may have reasonably requested in connection therewith.

          2.5 Conditions to Closing for the Company. The Company's obligations to issue and sell the First Closing Securities or the Second Closing Securities, as applicable, pursuant to this Agreement on the First Closing Date or the Second Closing Date, as applicable, are subject to the satisfaction, on or prior to such closing date, of the following conditions:

          (a) Representations and Warranties Correct. The representations and warranties made by the Investors herein shall have been true and correct in all respects when made and shall be true and correct on and as of such closing date with the same force and effect as though made on and as of such closing date.

          (b) Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of the Investors as follows:

          3.1 Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

          3.2 Corporate Power. The Company has all necessary corporate power and authority to enter into and perform this Agreement and the Related Agreements to which it is a party, to issue and sell the Investor Securities hereunder, to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. The Company has taken all corporate action necessary to authorize this Agreement, the Related Agreements to which it is a party and the issuance of the Investor Securities to be issued and sold hereunder.

          3.3 Subsidiaries. Except as listed in Schedule 3.3, the Company has no Subsidiaries. Each of the Subsidiaries is a duly organized and validly existing corporation under the laws of its jurisdiction of organization, which jurisdiction is listed in Schedule 3.3. Each Subsidiary has all necessary corporate power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect. The Company owns all of the issued and outstanding capital stock of each of its Subsidiaries and there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of its capital stock.

          3.4 Capitalization. The authorized capital stock of the Company immediately prior to each closing is set forth in Schedule 3.4. Schedule 3.4 contains a true and correct list of all outstanding capital stock, warrants and options as of the date hereof, including the owner thereof, and, with respect to the warrants and options, the exercise price and the dates of issuance and termination. All of the outstanding shares of capital stock of the Company, including the Series A Preferred Stock to be issued pursuant to this Agreement, will be, upon consummation of the transactions contemplated by this Agreement, validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 3.4. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series A Preferred Stock will be validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 3.4. All of the outstanding shares of capital stock and warrants have been offered and sold in compliance with applicable federal and state securities laws. Other than as set forth in Schedule 3.4, the Company has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

          3.5 Authorization. All shareholder approval and corporate action on the part of the Company necessary for the due authorization, execution and delivery of this Agreement, the Certificate of Designation and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated herein and therein, and for the due authorization and issuance of (i) the shares of Series A Preferred Stock, and (ii) the Common Stock issuable upon conversion of the Series A Preferred Stock has been or will be taken prior to the applicable closing date. This Agreement and the Related Agreements to which the Company is a party are legal, valid and binding agreements of the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party and the issuance and sale of the Investor Securities will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which the Company or any of its Subsidiaries is subject, or the Company's or any Subsidiary's Charter or By-Laws, or any Contractual Obligation to which the Company or any of its Subsidiaries is a party or by which it is bound.

          3.6 Financial Statements. The Investors have been furnished with complete and correct copies of the following financial statements of the Company (the "Financial Statements"): (a) the audited consolidated balance sheet of the Company as of December 31, 1999 and the respective related consolidated statements of income, retained earnings and cash flows for the twelve-month period then ended, (b) the audited consolidated balance sheet of the Company as of December 31, 2000 together with the related consolidated statements of operations, retained earnings and cash flows for the twelve-month period then ended, and (c) the unaudited consolidated balance sheet of the Company as of February 23, 2001 (the "Balance Sheet Date") together with the related consolidated statements of operations, cash flows and stockholders' equity for the two-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied and fairly and accurately present the financial condition of the Company and its Subsidiaries at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of the Company and its Subsidiaries are in all material respects accurate and complete, are in all material respects in accordance with good business practice and all laws, regulations and rules applicable to the Company and its Subsidiaries and the conduct of their business and accurately present and reflect in all material respects all of the transactions described therein.

          3.7 Outstanding Debt: Absence of Liabilities. Neither the Company nor any of its Subsidiaries (i) has any outstanding indebtedness for borrowed money except as reflected in the Financial Statements or Schedule 3.7 and (ii) except as reflected, is a guarantor or otherwise contingently liable on such indebtedness of any other Person. Except as set forth in Schedule 3.7, neither the Company nor any of its Subsidiaries has any material liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

          3.8 Changes in Condition. Since the Balance Sheet Date, there have occurred no event or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Except as set forth in Schedule 3.8, neither the Company nor any of its Subsidiaries has (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, by more than 10%, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, not in the ordinary and usual course of business and consistent with past practice, other than as specifically contemplated by this Agreement.

          3.9 Contractual Obligations. Schedule 3.9 contains, together with a reference to the paragraph pursuant to which each item is being disclosed, a correct and complete list of all Contractual Obligations of a material nature of the Company and its Subsidiaries of the types described below:

          (a) All collective bargaining agreements, all employment, bonus or consulting agreements, all pension, profit sharing, deferred compensation, stock option, stock purchase, retirement, welfare or incentive plans or agreements, and all plans, agreements or practices that constitute "fringe benefits" to any of the employees of the Company or its Subsidiaries.

          (b) All Contractual Obligations under which the Company or any Subsidiary is restricted from carrying on any business, venture or other activities anywhere in the world.

          (c) All Contractual Obligations to sell or lease (as lessor) any of the properties or assets of the Company or any Subsidiary, except in the ordinary course of business, or to purchase or lease (as lessee) any real property.

          (d) All Contractual Obligations pursuant to which the Company or any Subsidiary guarantees any liability of any Person, or pursuant to which any Person guarantees any liability of the Company or any Subsidiary.

          (e) All Contractual Obligations pursuant to which the Company or any Subsidiary provides goods or services involving payments to the Company or any Subsidiary of more than $100,000 annually, which Contractual Obligation is not terminable by the Company or any Subsidiary without penalty upon notice of thirty (30) days or less.

          (f) All Contractual Obligations with any Affiliate of the Company or any Subsidiary (other than the Related Agreements).

          (g) All Contractual Obligations providing for the disposition of the business, assets or shares of the Company or any Subsidiary or the merger or consolidation or sale or purchase of all or substantially all of the assets or business of any Person, and any letters of intent relating to the foregoing.

          (h) All Contractual Obligations of the Company or any Subsidiary relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any asset of the Company or any Subsidiary (except liens imposed by operation of law in favor of landlords, suppliers, mechanics or others who provide services to the Company or any Subsidiary).

          All of the Contractual Obligations of the Company and its Subsidiaries are enforceable against the Company and its Subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto in accordance with their terms, except for Contractual Obligations the failure of which to be so enforceable does not and will not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under nor, to the Company's knowledge, are there any liabilities arising from any breach or default by any Person prior to the date of this Agreement of, any provision of any such Contractual Obligation. Upon request by counsel for the Investors, the Company will, prior to each Closing, furnish to counsel for the Investors true and correct copies of all Contractual Obligations listed in Schedule 3.9.

          3.10 Insurance. The Company has insurance policies in full force and effect, written by reputable insurers licensed to write insurance in the states in which the Company and its Subsidiaries conduct business, which insurance contracts provide for coverages which are usual and customary in its business as to amount and scope. Schedule 3.10 contains a correct and complete list and description of all insurance policies owned by the Company or any of its Subsidiaries, correct and complete copies of which have previously been made available to the Investors. Neither the Company nor any of its Subsidiaries is in default under any of its insurance policies, nor has the Company or any of its Subsidiaries received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies. Schedule 3.10 also contains a list of all pending claims with any insurance company and any instances of a denial of coverage of the Company or any of its Subsidiaries by any insurance company.

          3.11  Transactions with Affiliates.  Other than as set forth in
Schedule 3.11, no Affiliate of the Company or any Subsidiary is a customer or supplier of, or is party to any Contractual Obligation with, the Company or any Subsidiary.

          3.12 Conformity With Legal Requirements. The operations of the Company and its Subsidiaries as now conducted are not in violation of, nor is the Company or any Subsidiary in default under, any Legal Requirements presently in effect or the Company's or any Subsidiary's Charter or By-Laws, except for such violations and defaults as do not and will not, in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have all franchises, licenses, permits or other authority presently necessary for the conduct of their businesses as now conducted.

          3.13 Benefit Plans. Schedule 3.13 sets forth a complete list of all Employee Benefit Plans and all Welfare Plans applicable to the employees of the Company and its Subsidiaries. Each Employee Benefit Plan and Welfare Plan has been administered in substantial compliance with its terms and all applicable laws, including the Code and ERISA. Except as set forth in Schedule 3.13, neither Company nor any Subsidiary has any obligation under any Welfare Plan to provide for the continuation of benefits (other than disability payments and medical benefits incurred for illness arising in the course of employment) for more than one year after retirement or other termination of employment. No "reportable events" within the meaning of section 4043 of ERISA have occurred with respect to any Employee Benefit Plan. No Pension Plan is a "multiemployer plan" as defined in ERISA. The present value of benefits liabilities as described in Title IV of ERISA of Employee Benefit Plans does not exceed the current value of such Employee Benefit Plans assets allocable to such benefits liabilities by more than $100,000.

          3.14 Employees. None of the employees of the Company or any Subsidiary is presently represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative.
Except as set forth in Schedule 3.14, no controversies or disputes are pending between the Company or any Subsidiary and any of its employees, except for such controversies and disputes as do not and will not, in the aggregate, have a Material Adverse Effect. To the Company's knowledge, no employee of the Company or any Subsidiary is in violation of any term of any Contractual Obligation with a former employer relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the Company's or such Subsidiary's business or the use of any trade secrets or proprietary information. Except as set forth in Schedule 3.14, each employee of the Company and its Subsidiaries is an "employee at will" and may be terminated by the Company or such Subsidiary without payment of any amounts other than accrued wages.

          3.15 Taxes. The Company and each of its Subsidiaries has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct in all material respects. The Company and each of its Subsidiaries have paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. The Company has no knowledge of any material additional assessments or any basis therefor. The charges, accruals and reserves on the balance sheet of the Company as of the Balance Sheet Date in respect of taxes or other governmental charges are adequate in amount for the payment of all liabilities for such taxes or other governmental charges. The Company and its Subsidiaries have withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by the Company or any of its Subsidiaries.

          3.16 Litigation. No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to the Company's knowledge, threatened (nor to the Company's knowledge, does any basis exist therefor) against the Company or any of its Subsidiaries or, to the Company's knowledge, any officer of the Company or any Subsidiary, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

          3.17 Patents and Trademarks. The Company owns or has sufficient rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets and other proprietary information necessary for its business as now conducted or proposed to be conducted by it. A complete list of all of the Company's patents, patent applications, trademarks, and registered copyrights is included in Schedule 3.17. To the Company's knowledge without any independent investigation for the purpose hereof, the conduct of the business of the Company and its Subsidiaries does not conflict with or infringe upon the patents, trademarks, copyrights or other intellectual property rights of any other Person. The Company is not aware that any of its patents, trademarks, copyrights or other intellectual property rights are not valid and enforceable.

          3.18 Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's valid execution, delivery or performance of the Related Agreements to which it is a party, or the offer, issue or sale of the Investor Securities by the Company, the conversion of the Series A Preferred Stock, or the issuance of Common Stock upon conversion of the Series A Preferred Stock, or the consummation of any other transaction pursuant to this Agreement on the part of the Company, except the filing of the Certificate of Designation and filings under applicable federal securities or blue sky laws.

          3.19 Filings, Broker's Fees. The Company is not obligated to pay any broker's fee, finder's fee, investment banker's fee or other similar transaction fee in connection with the transactions contemplated hereby.

          3.20 Minute Books. The minute books of the Company, which shall have been provided to counsel for the Investors prior to the Closing if requested, contain a complete record of actions taken at all meetings of directors and stockholders since April 19, 1995 and reflect all such actions accurately in all material respects.

          3.21 Real Property Holding Corporation. The Company is not a "United States real property holding corporation" as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

          3.22 Disclosure. The Company's Annual Report on Form 10-K for the year ended December 31, 2000 does not contain any untrue statement of a material fact, nor omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement, nor any agreement, certificate, statement or document furnished in writing by or on behalf of the Company to the Investors in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has furnished the Investors with an accurate and complete copy of its Annual Report on Form 10-K for the 2000 fiscal year and all other reports or documents required to be filed by the Company pursuant to the Exchange Act and the rules and regulations of the Commission thereunder, since the filing of the most recent annual report to stockholders. The Company has made all filings with the Commission that it has been legally required to make.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          4.1 Representations and Warranties of the Investors. Each of the Investors severally represents and warrants to the Company, on the closing date applicable to such Investor's purchase, that:

          (a) He or it has full power and authority to enter into this Agreement and the Related Agreements, and that this Agreement and the Related Agreements, when executed and delivered, will constitute the valid and binding legal obligation of such Investor.

          (b) He or it is an "accredited investor" for purposes of Regulation D under the Securities Act and that he or it has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof. If such Investor is other than an individual, then such Investor represents that it was not organized for the purpose of acquiring the Series A Preferred Stock or, if such Investor was formed for the purpose of acquiring the Series A Preferred Stock, then all of its members are "accredited investors" for purposes of Regulation D under the Securities Act.

          (c) He or it is acquiring the Investor Securities at the applicable closing, subject to the terms hereof and related contemporaneous agreements, for investment for his or its own account and not with a view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the disposition of the Investors' property shall at all times remain in the Investors' control. By executing this Agreement, each Investor further represents and warrants that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investor Securities.

          (d) He or it has had an opportunity to discuss the terms and conditions of the offering of the Series A Preferred Stock and the Company, business, management and financial affairs with the Company's management and has received (or had made available to it) any financial and business documents requested by him or it.

          (e) He or it understands that the shares of Series A Preferred Stock to be purchased hereunder have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

          (f) He or it has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

          4.2 Legend. Each certificate representing shares of Investor Securities shall bear a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or unless the Corporation has been furnished with an opinion of counsel satisfactory to the Corporation that such registration is not required."

                                   ARTICLE V

                   COVENANTS OF THE COMPANY AND THE INVESTORS

          5.1  Annual Stockholder Meeting.

          (a) As soon as practicable, the Company shall take all action necessary in accordance with the Delaware general corporation law and its Charter and By-laws to call, give notice of and convene a meeting of the Company's stockholders to consider and vote upon the approval of the transactions contemplated by this Agreement as required by the rules of the Nasdaq National Market and for such other purposes as may be necessary or desirable.

          (b) The Company shall, as promptly as practicable, prepare and file with the Commission a proxy statement (the "Proxy Statement") with respect to the approval of the transactions contemplated by this Agreement. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable date and shall use its best efforts to hold the Annual Meeting as soon as practicable after the date hereof.

          5.2 Expenses. The Company will bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the Related Agreements, and the Company hereby agrees to pay the reasonable fees, expenses and disbursements of the Investors, including those of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Galen parties, and Cahill Gordon & Reindel, counsel for Ivy Orthopedic Partners LLC (up to a maximum of $6,000), with respect to services rendered in connection with the transactions contemplated by this Agreement, up to an aggregate maximum of $125,000.

          5.3 Use of Proceeds. Without the consent of Investors holding greater than fifty percent (50%) of the voting power of all of the Investor Securities, the Company will not use the proceeds from the sale of the Series A Preferred Stock hereunder for any purpose other than (i) acquisitions in related or contiguous business segments,
(ii) working capital and general corporate purposes related to acquisitions in related or contiguous business segments and (iii) payment of all reasonable fees and expenses incurred by the Company and the Investors in connection with the transactions contemplated by this Agreement.

          5.4 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                                  ARTICLE VI

                                 MISCELLANEOUS

          6.1  Indemnification.

          (a) All representations, warranties, covenants or agreements made herein or in any Related Agreement or in any closing certificate or other certificate or written report delivered to the Investors pursuant to an express requirement hereof shall be deemed to have been material and relied on by the Investors, notwithstanding any investigation made by the Investors or on the Investors' behalf, and shall survive the execution and delivery to the Investors hereof and of the Investor Securities. All representations, warranties, covenants or agreements made herein or in any Related Agreement or in any closing certificate or other certificate or written report delivered to the Company pursuant to an express requirement hereof shall be deemed to have been material and relied on by the Company, notwithstanding any investigation made by the Company or on the Company's behalf, and shall survive the execution and delivery to the Company hereof.

          (b) The Company shall indemnify and hold any Investors harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities, damages and expenses (including, but not limited to, reasonable legal fees and court costs), whether or not resulting from judgments or arbitration awards, that shall be suffered or incurred by any Investor, as the case may be, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements of the Company made in this Agreement or in any Related Agreement to which the Company is a party or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Company hereunder or thereunder.

          (c) The Investors shall severally indemnify and hold the Company harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities, damages and expenses (including, but not limited to, reasonable legal fees and court costs), whether or not resulting from judgments or arbitration awards, that shall be suffered or incurred by the Company, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements of the Investors made in this Agreement or in any Related

Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Investors hereunder or thereunder.

          (d) The indemnified party will notify the indemnifying party in writing within ten days after the receipt by any indemnified party of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Section 6.1. The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 6.1, or, if it so elects, to assume at its expense by counsel satisfactory to the indemnified parties the defense of any such claim, action, suit or proceeding, and if the indemnifying party elects to assume such defense, the indemnified party shall be entitled to participate in the defense of any such claim, action, suit or proceeding at its expense.

          6.2 Survival. The obligations of the Company to the Investors, and the Investors to the Company, as the case may be, under this Agreement shall survive the redemption, repurchase or transfer of any or all of the Investor Securities.

          6.3 Termination; Put Option. This Agreement may be terminated, whether before or after approval by the stockholders of the Company:

          (a) by mutual action of the board of directors of the Company and the Investors, or, following the First Closing, those Investors holding at the relevant time greater than fifty percent (50%) of the voting power of all Investor Securities; or

          (b) by either the Company or the Investors, or, following the First Closing, those Investors holding at the relevant time greater than fifty percent (50%) of the voting power of all Investor Securities, if (i) the conditions to its obligations under Sections 2.4 and 2.5, as applicable, shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the other party on or before July 31, 2001 or such later date as agreed to by the Company and Galen Partners III, or (ii) neither Closing shall have occurred prior to the close of business on July 31, 2001 or such later date as agreed to by the Company and Galen Partners III; unless in the case of either (i) or (ii), such event has been caused by the breach of this Agreement by the party seeking such termination.

  If the Second Closing does not occur as contemplated herein on or before July 31, 2001 or such later date as agreed to by the Company and Galen Partners III, L.P. due to any reason other than the breach or non-performance of an representation, warranty, term or condition contained in this Agreement or any Related Agreement by the Investors, then each Investor will have the option to sell to the Company, and the Company will be required to purchase, all of the First Closing Securities purchased by any such Investor at the purchase price of $2.00 per share (the "Repurchase Price"), payable by wire transfer or certified check. Any Investor who so desires to sell all of their First Closing Securities shall so notify the Company and the Company shall pay the applicable Repurchase Price to such electing Investor within five (5) days of receipt of such notice from the Investor against presentment and cancellation of such Investors' First Closing Securities.

          6.4  Notices.   Any notice or other communication in connection with
this Agreement or the Investor Securities shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier:

          If to the Company, to it at 9800 Metric Blvd., Austin, TX 78758, attention: Harry Zimmerman, telecopy: (512) 834-6310, telephone: (512) 832-9500, with a copy to Jackson Walker L.L.P., 100 Congress Avenue, Suite 1100, Austin, TX 78701-4099, attention: Lawrence A. Waks, Esq., telecopy (512) 236-2002, telephone (512) 236-2000 or at such other address as the Company shall have specified by notice to the Investors.

          If to the Investors, to the Investors' respective addresses set forth on Annex I, or at such other address as the Investors shall have specified by notice to the Company, with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, NY 10111, attention: Merrill A. Ulmer, Esq., telecopy: (212) 841-5725, telephone: (212) 841-5700 and Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention: Roger Meltzer, Esq., telecopy (212) 269-5420, telephone (212) 701-3851.

          If to any other holder of record of any Investor Security, to it at its address set forth in the stock register of the Company.

          6.5 Press Releases. The Company and all of the Investors shall agree on a form of press release related to this Agreement following the First Closing Date and the Company may thereafter issue such press release from time to time without consulting the Investors named in such press release (if any); provided that the Company shall not issue such press release in the event that (i) any material modifications are made to the form of press release or (ii) the information provided regarding any Investor is modified in any manner.

          6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Investors or, following the First Closing, those Investors holding at the relevant time greater than fifty percent (50%) of the voting power of all Investor Securities. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon each holder of any Investor Securities and the Company and each of its Subsidiaries.

          6.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Investors or, following the First Closing, the Investors holding at the relevant time the greater of fifty percent (50%) of the voting power of all Investor Securities. The Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company. Whether or not any express assignment has been made in this Agreement, provisions of this Agreement that are for the Investors' benefit as the holder of any Investor Securities are also for the benefit of, and enforceable by, all subsequent holders of Investor Securities.

          6.8 General. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement, the Related Agreements and the other items referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          6.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



                           [Signature pages follow]

        The undersigned have executed this Agreement as of the date first above written.

                              ENCORE MEDICAL CORPORATION


                              By: /s/ Kenneth W. Davidson
                                 ---------------------------------
                                 Name:   Kenneth W. Davidson
                                 Title:  Chairman of the Board,
                                         Chief Executive Officer
                                         and President


                              GALEN PARTNERS III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By: /s/ Bruce F. Wesson
                                 ---------------------------------
                                 Name:   Bruce F. Wesson
                                 Title:  Managing Member


                              GALEN PARTNERS INTERNATIONAL III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By: /s/ Bruce F. Wesson
                                 ---------------------------------
                                 Name:   Bruce F. Wesson
                                 Title:  Managing Member

                              GALEN EMPLOYEE FUND III, L.P.
                              By:  Wesson Enterprises, Inc., its General Partner


                              By: /s/ Bruce F. Wesson
                                 ---------------------------------
                                 Name:   Bruce F. Wesson
                                 Title:  President


                              IVY ORTHOPEDIC PARTNERS, LLC


                              By: /s/ Russell F. Warren, Jr.
                                 ---------------------------------
                                 Name:   Russell F. Warren, Jr.
                                 Title:  Manager

                      ANNEX I TO SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT


Investors

Name and Address                    First Closing    Purchase   Second Closing    Purchase     Total
                                        Shares         Price        Shares          Price      Price     Purchase
                                    -------------    --------   --------------    --------     -----     --------
GALEN PARTNERS III, L.P.
610 Fifth Avenue
New York, New York 10020
GALEN PARTNERS INTERNATIONAL
 III, L.P.
610 Fifth Avenue
New York, New York 10020
GALEN EMPLOYEES FUND III, L.P.
610 Fifth Avenue
New York, New York 10020
IVY ORTHOPEDIC PARTNERS, LLC
Four Brighton Road, Suite 250
Clifton, New Jersey 07012

 Total

                                                                       EXHIBIT A

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND LIMITATIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                           ENCORE MEDICAL CORPORATION

     Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware and Article Fourth A. of its Certificate of Incorporation, Encore Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, and pursuant to the General Corporation Law of the State of Delaware, the following resolution, establishing and designating a series of shares of Preferred Stock and fixing and determining the designations, preferences and rights, and the qualifications, limitations or restrictions thereof, was duly adopted by the Board of Directors and by all other necessary action on the part of the Corporation on April __, 2001:

     RESOLVED, that pursuant to the authority provided in the Corporation's Certificate of Incorporation and expressly granted to and vested in the Board, the Board hereby creates out of the Preferred Stock, par value $0.001 per share, of the Corporation, a Series A Preferred Stock (the "Series A Preferred Stock"), and hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, to the extent not otherwise provided in the Corporation's Certificate of Incorporation of the shares of such series as follows:

     A. NUMBER OF SHARES. The maximum number of authorized shares of Series A Preferred Stock shall be one hundred thirty-five thousand (135,000), unless and until such number is changed in accordance with applicable law and this resolution (the "Designating Resolution").

     B. WAIVERS PERMITTED. Notwithstanding anything to the contrary herein, any right, condition, requirement, or covenant contained in this Designating Resolution may be waived in writing by the holders of at least 51% of the Series A Preferred Stock then outstanding.

     C.  PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK.

2.   Dividends.

     The holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) per share per annum payable semi-annually, when, if and as declared by the Board of Directors ("Board") out of any assets legally available therefor. The right to such dividends on the Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. No dividend shall be declared and paid on the Common Stock (herein so called) of the Corporation unless a dividend is also concurrently being declared and paid on the Series A Preferred Stock and no dividend shall be paid on the Common Stock at a rate greater than the rate at which dividends are paid on the Series A Preferred Stock (based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible on the date the dividend is declared).

3.  Liquidation Preference.

        3.1 Preference. If there is any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, an amount per outstanding share of Series A Preferred Stock equal to the average of the original per share amounts actually paid for all such shares held by such holder, plus an amount equal to an eight percent (8%) annual compounded return on the average of the original per share amounts actually paid for all such shares from the date of the initial purchase of such share less any dividends previously paid on such share (subject to adjustment under Section C.3(e)); provided, however, that the holders of the Series A Preferred Stock shall not be entitled to any such preferential amounts if, in connection with any such liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock receive an amount per outstanding share of Series A Preferred Stock equal to at least three (3) times the average of the original per share amounts actually paid for all such shares (subject to adjustment under Section C.3(e)). If, upon the occurrence of any such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount that each such holder is otherwise entitled to receive.

        3.2 Remaining Assets. If there are any assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described in Section C.2(a) above or if no such preferential amounts are owed by the Corporation, then all such remaining assets shall be distributed first as may be required with respect to other series of Preferred Stock that may from time to time come into existence, and then to the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock.

        3.3  Deemed Liquidation Events.

          (a) Any consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Corporation to a single person or a group of affiliated persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.2, unless the stockholders of the Corporation immediately before such transaction own, directly or indirectly, immediately after the consummation of such transaction, at least 50% of the voting power of the surviving or purchasing entity (on an as-converted basis).

           (ii) If any of such events described in Section C.2(c)(i) occurs and the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board.

4.  Conversion and Anti-Dilution Provisions.

        4.1 Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the average of the original per share amounts actually paid for all such shares held by such holder (the
Initial Price") by the Conversion Price (as defined below) at the time in effect for such share (the "Conversion Rate"). The conversion price per share shall be the average of the original per share amounts actually paid for all shares of Series A Preferred Stock held by such holder divided by 100, as adjusted pursuant to Section C.3(d) and C.3(e) (the "Conversion Price"). If at any time less than twenty-five percent (25%) of the authorized Series A Preferred Stock remains outstanding, the Corporation shall have the right to convert the remaining outstanding shares of Series A Preferred Stock into Common Stock at the Conversion Rate at the time in effect for each such share of Series A Preferred Stock.

        4.2 Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such Series A Preferred Stock if, after May 2, 2002, the Corporation's average closing share price for Common Stock as reported on NASDAQ for at least twenty (20) consecutive trading days exceeds three (3) times the Conversion Price.

        4.3 Mechanics of Conversion. Before any shares of Series A Preferred Stock shall be converted pursuant to Section C.3(a) or C.3(b) into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and (i) if being converted at the election of the holder pursuant to Section C.3(a), such holder must give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, or (ii) if being converted at the election of the Corporation pursuant to Section C.3(a) or automatically pursuant to Section C.3(b), the Corporation must give written notice by mail, postage prepaid, to the holder at the last known address as reflected on the Corporation's records of such conversion and requesting the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder if so directed, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

        4.4 Adjustments to Series A Preferred Stock Conversion Price for Certain Diluting Issues.

            (i) Special Definitions. The following terms shall have the following meanings:

                  (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock, Series A Preferred Stock, or Convertible Securities.

                  (2) "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

                  (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                  (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section C.3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (A) upon conversion of shares of Series A Preferred Stock;

                    (B) to officers, directors or employees of, or consultants or sales agents to, the Corporation directly or pursuant to stock option or restricted stock purchase plans or agreements either in place as of the Original Issue Date or as approved by the Board;

                    (C) as a dividend or distribution on Series A Preferred
          Stock;

                    (D) upon exercise or conversion of outstanding options or warrants, respectively; or

                    (E) for which adjustment of the Conversion Price is made pursuant to Section C.3(e); or

                    (F) in connection with lease lines, bank or other commercial financings, or other similar transactions that are approved by the Board; or

                    (G) in connection with the offering of shares of Common Stock or Convertible Securities resulting in aggregate gross proceeds to the Corporation of less than Two Million Dollars ($2,000,000).


          (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section C.3(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

          (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities or for Series A Preferred Stock, the conversion or exchange of such Convertible Securities or Series A Preferred Stock, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of such Convertible Securities, or Series A Preferred Stock or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or Series A Preferred Stock;

          (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock);

          (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

          (A) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

          (B) in the case of Options for Convertible Securities or Series A Preferred Stock only the Convertible Securities or Series A Preferred Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section C.3(d)) upon the issue of the Convertible Securities or Series A Preferred Stock with respect to which such Options were actually exercised;

          (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lesser of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

          (5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

          (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.3(d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue,

          (1) if such issuance occurs prior to the first anniversary of the Original Issue Date, to a price equal to the price per share of such issue, or

          (2) if such issuance occurs on or after the first anniversary of the Original Issue Date, to a price (calculated to the nearest cent), determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully executed immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

          (v) Determination of Consideration. For purposes of this Section C.3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1) Cash and Property. Such consideration shall:

          (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

          (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

          (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

          (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.3(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

          (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities or Series A Preferred Stock, the exercise of such Options for Convertible Securities or Series A Preferred Stock and the conversion or exchange of such Convertible Securities or Series A Preferred Stock by

          (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

        4.5 Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time after the initial issuance date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

        4.6 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.3(e) or a merger or other reorganization that is considered a deemed liquidation event under Section C.2(c)), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

        4.7 No Fractional Shares and Certificates as to Adjustments. No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares of Common Stock issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock at the time being converted into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

        4.8 Reservation of Stock Issuable On Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the

Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain stockholder approval of any necessary amendment to the Articles of Incorporation of the Corporation.


5.  Voting Rights.

        5.1 In General. Except as otherwise provided for the election of directors (which shall be governed by Section C.4(b)), the holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The Series A Preferred Stock shall not be entitled to vote as a class on any matter except as provided herein or as may be required by law.

        5.2  Board of Directors.

        (a) For so long as at least twenty-five percent (25%) of the authorized Series A Preferred Stock is outstanding, the holders of Series A Preferred Stock, voting together as a class, shall be entitled, at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors,

               (1) if the Board consists of ten (10) or fewer members, to elect two (2) members of the Board; or

               (2) if the Board consists of more than ten (10) members, to elect at least twenty percent (20%) of the number of members of the Board.

          (ii) Any director elected pursuant to this Section 4(b) shall hold office until (x) one (1) year from the date of such election, (y) until his successor is duly elected and qualified, or (z) until his earlier death, resignation or removal.

          (iii) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock pursuant to Section C.4(b) hereof, the remaining director or directors so elected by the holders of the Series A Preferred Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred Stock.

          (c) Special Voting Rights. The Corporation shall not, without the vote or written consent of the holders of at least fifty-one percent (51%) of the then outstanding shares of the Series A Preferred Stock, voting together as a single class:

          (i) amend its Certificate of Incorporation or Bylaws if such amendment would result in any change to the rights, preferences or privileges of the Series A Preferred Stock;

          (ii) increase the number of authorized shares of Series Preferred
Stock;

          (iii) create any new class or series, or reclassify any existing class or series, having a preference over, or on a parity with, the Series A Preferred Stock with respect to voting rights or representation, dividends, redemptions, or upon liquidation;

          (iv) redeem or repurchase shares of the Common Stock other than shares repurchased from employees or officers pursuant to stock option or restricted stock purchase plans or agreements either in place as of the Original Issue Date or as approved by the Board;

          (v) effect any merger, consolidation or other business combination, or acquisition of stock or assets of a business, prior to the second anniversary of the Original Issue Date, provided, however, the provisions of this Section C.4(c)(v) shall not apply and the holders of the Series A Preferred Stock shall not be entitled to vote as a separate class with respect to any such transaction if (x) such transaction does not involve funded debt financing that would cause the Corporation's total funded indebtedness after the transaction to exceed three and one-half (3.5) times the Corporation's EBITDA (as defined below) computed on a pro forma basis, for the most recent trailing twelve (12) month period ending on the last day of the month immediately preceding the proposed closing of such transaction, or (y) such transaction shows that, based upon financial projections prepared by management, that the Company's earnings per share will be higher by the end of the second year following such transaction than the Company's earnings per share would otherwise have been if such transaction had not been effected; or

          (vi) effect (x) any sale or other conveyance of all or substantially all of the assets of the Corporation, or (y) any merger, consolidation or other business combination unless the stockholders of the Corporation immediately before such transaction own, directly or indirectly, immediately after the consummation of such transaction, at least 50% of the voting power of the surviving or purchasing entity (on an as-converted basis), provided, however, the provisions of this Section C.4(c)(vi) shall not apply and the holders of the Series A Preferred Stock shall not be entitled to vote as a separate class with respect to any such transaction if the holders of the Series A Preferred Stock will receive an amount per outstanding share of Series A

Preferred Stock equal to at least three (3) times the average of the original per share amounts actually paid for all such shares (subject to adjustment under Section C.3(e)) in connection with such transaction; or

          (vii) incur any funded indebtedness if as a result of such transaction, the total indebtedness of the Corporation after the transaction exceeds three and one-half (3.5) times the Corporation's EBITDA, computed on a pro forma basis, for the most recent trailing twelve (12) month period ending on the last day of the month immediately preceding the proposed closing of such transaction.

     For purposes of this Section C.4(c), "EBITDA" shall be defined as net profit before taxes plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, ignoring the effects of all extraordinary gains or losses, all determined in accordance with generally accepted accounting principles.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this ___ day of April, 2001.

                              ENCORE MEDICAL CORPORATION

                              By:
                                 -------------------------------

                              Name:
                                   -----------------------------
                              Its:
                                   -----------------------------

                                                                       EXHIBIT B

                           ENCORE MEDICAL CORPORATION

                          INVESTORS' RIGHTS AGREEMENT

     This Investors' Rights Agreement (this "Agreement") is made and entered into as of the ___ day of May, 2001 by and among Encore Medical Corporation, a Delaware corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Investors").

                                    RECITALS

     WHEREAS, the Investors are parties to the Series A Preferred Stock Purchase Agreement dated as of April __, 2001 between the Company and the Investors (the "Series A Agreement"), and certain of the Company's and the Investors' obligations under the Series A Agreement are conditioned upon the execution and delivery by the Investors and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.

        1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

        (a) "Affiliate" shall have the same meaning given to such term in the Series A Agreement.

        (b) "Closing" shall mean the date of the initial sale of shares of the Company's Series A Preferred Stock.

        (c) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        (e) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.2 and Section 1.12 hereof.

        (f) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold more than fifty percent (50%) of the outstanding Registrable Securities.

        (g) "Investors" shall mean persons who purchased Shares pursuant to the Series A Agreement.

        (h) "Material Adverse Effect" shall mean a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

        (i) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

        (j) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

        (k) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

        (l) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

        (m) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(b) hereof.

        (n) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (o) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        (q) "Selling Expense" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

        (r) "Shares" shall mean the Company's Series A Preferred Stock par value $.001 per share.

        1.2  Restrictions on Transfer.

        (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and:

                (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and
     (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

        Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder or for the benefit of a Holder's family member, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Holder hereunder.

        (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND

          UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

        (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

        (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        1.3  Requested Registration.

        (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than April 30, 2002, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                (i) promptly, and in any event no later than ten (10) days of the receipt of such written request; give written notice of the proposed registration to all other Holders; and

                (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

        The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

                (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                (B) After the Company has initiated two (2) such registrations pursuant to this Section 1.3(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the

     Holders have not elected to bear the Registration Expenses pursuant to
     Section 1.5 hereof and would, absent such election, have been required to bear such expenses);

                (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.6 hereof.

        (b) Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event no later than forty-five (45) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred thirty-five (135) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

        The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(d) and 1.14 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

        (c) Participation. A Holder may elect to include in any registration and underwriting, if applicable, all or a part of the Registrable Securities he holds.

        (d) Procedures. If (i) the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3 and (ii) the Initiating Holders request that pursuant to this Section 1.3, Registrable Securities be registered pursuant to an underwriting, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Article 1 (including Section 1.13). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of such shares to be included in the underwritten public offering shall be reduced, and shares shall be excluded from such underwritten public offering in a number deemed necessary by such underwriters, first by excluding shares held by the Company, directors, officers, employees and founders of the Company, and then, to the extent necessary, by excluding Registrable Securities in accordance with the allocation provisions contained in Section 1.13.

        (e) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities so excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

        1.4  Company Registration.

        (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.3 or 1.6 hereof), other than a registration relating solely to employee benefit plans on Form S-1, Form S-8 or any successor Forms or a registration relating to a corporate reorganization or other transaction on Form S-4 or any successor to Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

                (i)  promptly give to each Holder written notice thereof; and

                (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) below, and in any underwriting involved therewith, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

        Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13.

        If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities so excluded from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

        1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3, 1.4 and 1.6 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.3 and
1.6 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to
Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration shall not be treated as a counted registration for purposes of Section 1.3 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

        1.6  Registration on Form S-3.

        (a) If the Company qualifies for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that any such request must be made by Holders who in the aggregate hold more than ten percent (10%) of the outstanding Registrable Securities, provided, further, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) in the circumstances described in clauses (A) and (C) of Section 1.3(a), (iii) if the Company shall furnish the certification described in Section 1.3(b) (but subject to the limitations set forth therein) or (iv) if, in a given twelve month period, the Company has effected one such registration in such period.

        (b) If a request complying with the requirements of Section 1.6(a) hereof is delivered to the Company, the provisions of Sections 1.3(a)(i) and
(ii) and Section 1.3(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the rights of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein and the provisions of
Section 1.3(d) hereof shall apply to such registration. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

        1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

        (a) Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment, that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act, or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

        (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

        (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

        (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        (f) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        (g) Use its best efforts to furnish, at the request of any underwriter on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

        (i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions.

        1.8  Indemnification.

        (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense rises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder (with respect to such Holder) and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.8 exceed the gross proceeds from the offering received by such Holder.

        (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8, to the extent such failure is not prejudicial. Notwithstanding the foregoing, any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel provided by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnifying Party and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party shall have authorized in writing the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

        (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such

Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this
Section 1.8(d) exceed the net proceeds from the offering received by such Holder.

        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the underwritten public offering of Registrable Securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        (f) This Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

        1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

        (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

        (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this
Article 1 may be transferred or
assigned by a Holder only to its partners and Affiliates, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

        1.12 "Market Stand-Off" Agreement. If requested by an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that this Section 1.12 shall not apply unless all officers and directors of the Company and other Investors holding five percent (5%) of the Shares enter into similar agreements.

        The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

        1.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's stock option or similar compensation plan, or in the case of registrations under Sections 1.3 or
1.6 hereof, in order to include in such registration securities registered for the Company's own account.

        1.14 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 1.

        1.15  Termination of Registration Rights.

        (a) Except as set forth in subparagraph (b) below, the right of any Holder to request registration or inclusion in any registration pursuant to
Section 1.3, 1.4 or 1.6 shall terminate if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

        (b) The provisions of subparagraph (a) above shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until such time as such Holder owns less than one percent (1%) of the outstanding stock of the Company.

2.  COVENANTS OF THE COMPANY.

        The Company hereby covenants and agrees, so long as any Holder owns any Registrable Share, as follows:

        2.1 Basic Financial Information. The Company will furnish the following reports to each Holder who, together with its Affiliates, owns at least twenty percent (20%) of the Shares issued pursuant to the Series A Agreement (each a "Significant Holder"):

        (a) As soon as practicable, and in any event, within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants of recognized national standing selected by the Company.

        (b) As soon as practicable, and in any event, within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

        2.2  Additional Information and Rights.

        (a) The Company will deliver the reports and information described below in this Section 2.2 to each Significant Holder:

                (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the corresponding periods of the prior fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

                (ii) Annually (and in any event no later than ten (10) days after adoption by the Board of Directors of the Company) the budget of the Company, in the form approved by its Board of Directors, which operating plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year, a projected balance sheet as of the end of each fiscal quarter in such fiscal year and proposed management incentives for the fiscal year (the "Budget").

                (iii) With reasonable promptness, all press releases issued by the Company or any subsidiary, any filings made with the Commission by the Company or any subsidiary, and such other data and information as from time to time may be reasonably requested by any Holder or such other data as the Company may from time to time furnish to any of the holders of its securities.

        (b) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

        (c) Anything in Article 2 to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2. The Company shall not be required to comply with this Section 2.2 in respect of any Holder whom the Company reasonably determines to be, directly or indirectly, a competitor or an officer, employee, director or greater than two percent (2%) stockholder of a competitor.

        (d) In lieu of the financial information required pursuant to Section 2.1, copies of the Company's annual reports on Form 10-K and its quarterly reports on Form 1O-Q, respectively, may be provided to the Significant Holders.

        2.3 Right of First Refusal. The Company hereby grants to each Holder who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. An Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of Shares purchased by such Investor pursuant to the Series A Agreement, to the total number of Shares issued pursuant to the Series A Agreement. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten
(10) days from the date such non-purchasing Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

        (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, that, the term "New Securities" does not include (i) securities purchased under the Series A Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (v) securities issued to employees, consultants, officers, directors or agents of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors at any time; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (x) securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

        (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty
(20) days after any such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

        (c) In the event the Holders fail to exercise fully the right of first refusal within such 20-day period and after the expiration of the 10-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which the Holders' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 2.3(b). In the event the Company has not sold within such ninety (90) day period or sold and issued New Securities in accordance with the foregoing within 90 days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b) above.

        (d) The right of first refusal granted under this Agreement shall expire on May 2, 2002.

        (e) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any Affiliate of such Holder, and (ii) such right is assignable between and among any of the Holders.

        2.4 Board of Directors. For so long as at least twenty-five percent (25%) of the authorized Shares are outstanding, the Company's Board of Directors shall maintain a Compensation Committee to be comprised of at least a majority of outside directors, including one (1) member to be appointed by the holders of a majority of the Shares.

        2.5 Form S-3 Eligibility. The Company shall use its best efforts to maintain its qualification for registration on Form S-3 or any comparable or successor form or forms.

        2.6 Key Executive Insurance. For a period of at least three (3) years from the date of the Closing, the Company shall maintain key executive life insurance policies with a financially sound and reputable insurer in the amount of $3,000,000 covering the life of Kenneth W. Davidson, the proceeds of which shall be payable to the Company. Such policies shall not be cancelable without at least 30 days' written notice from the insurer to the Holders.

        2.7 Employee Non-Competition, Confidentiality, Non-Solicitation and Invention Agreements. For so long as at least twenty-five percent (25%) of the authorized Shares are outstanding, the Company shall include non-competition, confidentiality, non-solicitation and invention provisions reasonably acceptable to the Holders in the employment agreement for each current and future officer or key employee of the Company or any of its subsidiaries.

3.  MISCELLANEOUS.

        3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to its conflicts of laws principles.

        3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        3.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Initiating Holders and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

        3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address or facsimile number as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

        3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

        3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.7 Information Confidential. Each Holder acknowledges that the information received pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

        3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

        3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.


                              ENCORE MEDICAL CORPORATION

                              By:
                                 Name: _________________________________
                                 Title:


                              INVESTORS:

                              GALEN PARTNERS III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By: ____________________________
                                 Name:
                                 Title:

                              GALEN PARTNERS INTERNATIONAL III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By: ____________________________
                                 Name:
                                 Title:

                              GALEN EMPLOYEE FUND III, L.P.
                              By:  Wesson Enterprises, Inc., its General Partner


                              By: ____________________________
                                 Name:
                                 Title:

                              IVY ORTHOPEDIC PARTNERS, LLC


                              By: ____________________________
                                 Name:
                                    Title:

                                   EXHIBIT A

                                   INVESTORS:

Galen Partners III, L.P.
610 Fifth Avenue
(i)  New York, New York 10020

Galen Partners International III, L.P.
610 Fifth Avenue
New York, New York 10020

Galen Employee Fund III, L.P.
610 Fifth Avenue
New York, New York 10020

Ivy Orthopedic Partners, LLC
Four Brighton Road, Suite 250
Clifton, New Jersey 07012

                                REVOCABLE PROXY
                          ENCORE MEDICAL CORPORATION
                    9800 Metric Blvd., Austin, Texas 78758

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kenneth W. Davidson, Craig L. Smith and Harry L. Zimmerman, and each of them, with full power of substitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Encore Medical Corporation (the "Company") to be held on May 29, 2001, at the executive offices of the Company at 9800 Metric Blvd., Austin, Texas 78758, at 2:00 p.m. local time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting:

1.  To elect two Class I directors:

     [ ] FOR the nominees listed below               [ ] WITHHOLD AUTHORITY
         (Except as indicated to the contrary below)

Nominees: Craig L. Smith, Ph.D. and John H. Abeles, M.D.

     Instructions: To withhold authority to vote for any individual nominee or nominees, write their names here:

     -------------------------------------------------------------------------

2. To ratify and approve the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2001:

     [ ]  FOR     [ ]  AGAINST    [ ] ABSTAIN

3. To approve the Company's sale of 92,933 shares of its Series A Preferred Stock to certain investors pursuant to the Series A Preferred Stock Purchase Agreement dated as of April 20, 2001:

     [ ]  FOR     [ ]  AGAINST    [ ] ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy will be voted at the Annual Meeting of Stockholders or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR Proposals No. 1 through 3. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                                Date _______________________, 2001


                                ______________________________________
                                             (Signature)

                                ______________________________________

                                ______________________________________
                                      (Please print your name)

     Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

                PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY
                  AT THE ADDRESS STATED ON THE RETURN ENVELOPE